Exhibit 99.1

INDEX TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

GL TRADE S.A.

Report of Independent Registered Public Accounting Firm

To the shareholders

GL Trade S.A.

42 rue Notre Dame des Victoires

75002 Paris

France

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, recognized income and expense, changes in shareholders’ equity and cash flows present fairly, in all material respects, the financial position of GL Trade S.A. at December 31, 2007 and the results of its operations and its cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by International Accounting Standards Board. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 34, on 1 October 2008, SunGard Data Systems LLC, acquired a majority interest in GL Trade S.A.

Neuilly-sur-Seine, December 1st, 2008

PricewaterhouseCoopers Audit

Independent Auditors’ Report

The Board of Directors

GL Trade S.A.

42 rue Notre Dame des Victoires

75002 Paris

France

We have audited the accompanying consolidated balance sheets of GL Trade S.A. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity, cash flows, and recognized income and expense for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GL Trade S.A. and subsidiaries as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as adopted by the European Union and in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

As discussed in the note “Accounting principles and methods” to the consolidated financial statements, the consolidated financial statements have been authorized by the Board of Directors of the Company on 6 March 2007 and 7 March 2006 for the years ended December 31, 2006 and 2005, respectively, and then amended on 26 November 2008 in order to translate them into English, to issue one set of financial statements covering the three years ended 31 December 2007, 2006 and 2005, respectively, and also to disclose that the consolidated financial statements have also been prepared in accordance with IFRS as issued by the IASB.

Paris La Défense

December 1, 2008

KPMG Audit

A division of KPMG S.A.

Jean-Pierre Valensi

GL TRADE S.A.

Consolidated statements of income

€ ‘000s	Notes	Year ended 31 December
		2007	Continuing operations 2006	Discontinued operations 2006	2006	Continuing operations 2005	Discontinued operations 2005	2005
Revenue	(4)	203,252	172,619	12,215	184,834	164,370	14,858	179,228
Other operating income		653	831	55	886	624	5	629
Personnel costs	(5)	(103,165)	(87,184)	(1,104)	(88,288)	(84,443)	(1,199)	(85,642)
Depreciation, amortization and provisions		(4,149)	(3,757)	(22)	(3,779)	(4,277)	(18)	(4,295)
Other operating costs	(6)	(61,207)	(51,852)	(8,931)	(60,783)	(50,087)	(9,263)	(59,350)

Operating income before amortization of intangible assets resulting from business combination		35,384	30,657	2,213	32,870	26,187	4,383	30,570
Amortization of intangible assets resulting from business combination		(769)	(995)	(1,100)	(2,095)	(1,450)	(1,900)	(3,350)

Operating income		34,615	29,662	1,113	30,775	24,737	2,483	27,220

Interest on cash and cash equivalents		776	935	0	935	743	0	743
Other financial income		4,661	1,752	12	1,764	1,381	1	1,382
Cost of financial debt		(1,690)	(639)	0	(639)	(393)	0	(393)
Other financial costs		(5,036)	(2,911)	0	(2,911)	(1,204)	0	(1,204)

Net financial income (loss)	(7)	(1,289)	(864)	12	(852)	527	1	528
Profit from the sale of stake in associated companies		0	0	0	0	8,119	0	8,119
Share in profit of associated companies		0	0	0	0	739	0	739

Profit before income tax		33,326	28,798	1,125	29,923	34,122	2,484	36,606
Income tax	(8)	(11,337)	(9,866)	(505)	(10,371)	(8,930)	(1,089)	(10,019)
Net income from discontinued operations	(9)	1,834	0	0	0	0	0	0

Net income		23,823	18,933	620	19,553	25,191	1,395	26,586

Attributable to
– Equity holders		23,740	18,836	620	19,456	25,145	1,395	26,540
– Minority interests		83	97	0	97	46	0	46

Net income		23,823	18,933	620	19,553	25,191	1,395	26,586

in €
Earnings per share (attributable to holders of the parent company’s shares)	(19)	2.47	1.97	0.06	2.03	2.62	0.15	2.77
Diluted earnings per share (attributable to holders of the parent company’s shares)	(19)	2.46	1.96	0.06	2.02	2.61	0.15	2.76

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE S.A.

Consolidated statements of recognized income and expense

€ ‘000s	Year ended 31 December
	2007	2006	2005
Translation differences	(5,590)	(1,867)	789
Actuarial differences	137	(87)	(82)

Total of income and costs recognized directly against equity	(5,453)	(1,955)	707
Profit for the year	23,823	19,553	26,586

Income and expense recognized for the year	18,370	17,598	27,293

Attributable to:
– Group share	18,287	17,502	27,243
– Minority interests	83	97	50

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE S.A.

Consolidated balance sheets

€ ‘000s	Notes	As at 31 December
		2007	2006	2005
Property and equipment	(10)	6,771	6,247	5,790
Goodwill	(11)	131,183	79,301	66,706
Other intangible assets	(12)	4,890	3,154	4,317
Non-current financial assets	(13)	3,039	2,526	2,150
Deferred tax assets	(14)	1,609	1,553	1,511

Non-current assets		147,492	92,781	80,474

Trade and other receivables	(15)	62,689	56,737	75,745
Current tax receivable		428	0	418
Current financial assets	(16)	438	1,139	1,102
Cash and cash equivalents	(17)	23,354	36,829	42,791
Assets classified as held for sale	(18)	0	5,258	385

Current assets		86,909	99,964	120,441

Total assets		234,401	192,744	200,914

Share capital		293	293	292
Share premium		1,583	1,277	888
Reserves		39,093	35,614	24,433
Net income (attributable to equity holders)		23,740	19,456	26,540

Shareholders’ equity – attributable to equity holders		64,709	56,639	52,153
Minority interests		997	914	817

Total equity		65,706	57,553	52,970

Non-current financial liabilities	(20)	27,609	15,845	9,982
Deferred tax liabilities	(21)	2,807	1,315	1,727
Retirement benefit obligations	(22)	19	50	43
Other non-current liabilities	(23)	2,899	0	1,378

Non-current liabilities		33,334	17,210	13,130

Current financial liabilities	(24)	22,997	7,381	8,324
Current tax liabilities	(26)	2,669	2,704	2,798
Trade payable and other debts	(26)	51,092	43,089	42,832
Provisions	(27)	636	595	756
Other current liabilities	(28)	57,967	60,821	80,103
Liabilities classified as held for sale	(29)	0	3,391	0

Current liabilities		135,361	117,981	134,814

Total liabilities		168,695	135,191	147,944

Total liabilities and equity		234,401	192,744	200,914

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE S.A.

Consolidated statements of cash flows

€ ‘000s	Notes	Year ended 31 December
		Continuing operations	Discontinued operations	2007	Continuing operations	Discontinued operations	2006	Continuing operations	Discontinued operations	2005
Net income		23,823		23,823	18,933	620	19,553	25,191	1,395	26,586
Add back depreciation, amortisation and provisions		4,964		4,964	3,998	1,122	5,120	5,828	1,918	7,746
Add back changes in deferred taxes		532		532	478	(384)	94	1,372	(664)	708
Add back capital gains or losses on disposal		(1,415)		(1,415)	(344)		(344)	(7,682)		(7,682)
Add back share in profit of associated companies		0		0	0		0	(739)		(739)
Other non-cash items		508		508	34		34	0		0
Income tax expenses	(8)	10,664		10,664	9,393	884	10,277	7,558	1,753	9,311

Cash flow from operations		39,076		39,076	32,492	2,242	34,734	31,528	4,402	35,930
Change in working capital used in operations		(1,219)		(1,219)	4,298	(4,642)	(344)	418	(1,486)	(1,068)
Income tax paid		(11,019)		(11,019)	(9,678)	(275)	(9,953)	(8,392)		(8,392)
Financial charges paid		(1,835)		(1,835)	(444)		(444)	(372)		(372)

Net cash provided/(used) by operating activities (A)		25,003		25,003	26,668	(2,675)	23,993	23,182	2,916	26,098

Acquisition of fixed assets		(7,848)		(7,848)	(5,910)	(17)	(5,927)	(4,738)	(28)	(4,766)
Disposal of fixed assets		456		456	1,432		1,432	417		417
Short-term investments		0		0	(1,139)		(1,139)	(1,102)		(1,102)
Disposal of short-term investments		1,139		1,139	1,102		1,102	0		0
Acquisition of subsidiaries less cash acquired	(32)	(44,500)		(44,500)	(16,196)		(16,196)	(4,340)		(4,340)
Increased stakes in existing subsidiaries	(32)	(920)		(920)	0		0	0		0
Disposal of subsidiaries		0	1,589	1,589	1,080		1,080	9,000		9,000
Dividends from associated companies		0		0	0		0	1,725		1,725

Net cash provided/(used) by investing activities (B)		(51,673)	1,589	(50,084)	(19,631)	(17)	(19,648)	961	(28)	933

Dividends paid		(10,568)		(10,568)	(13,440)		(13,440)	(9,559)		(9,559)
Capital increase		306		306	390		390	725		725
Repurchase of own shares		(143)		(143)	0		0	0		0
Borrowing received		31,524		31,524	7,181		7,181	0		0
Repayment of borrowings		(7,508)		(7,508)	(3,110)		(3,110)	(7,301)		(7,301)

Net cash provided/(used) by financing activities (C)		13,611		13,611	(8,979)		(8,979)	(16,136)		(16,136)

Impact of changes in exchange rates (D)		(2,005)		(2,005)	(1,111)		(1,111)	1,028		1,028

Change in net cash (A)+(B)+(C)+(D)		(15,064)	1,589	(13,475)	(3,053)	(2,692)	(5,745)	9,036	2,888	11,924
Opening net cash	(17)	36,829		36,829	39,882	2,909	42,791	30,847	21	30,868

Closing net cash	(17)	21,765	1,589	23,354	36,829	217	37,046	39,882	2,909	42,791

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE S.A.

Consolidated statements of changes in shareholders’ equity

€ ‘000s	Attributable to shareholders in the parent company									Minority interests	Total shareholders’ equity
	Share Capital	Issue Premium	Treasury shares	Stock Options reserves	Actuarial differences	Hedging instruments reserves	Translation differences on foreign subsidiaries	Profit and retained earnings	Total
Balance at 1 January 2005	290	214		443			(435)	33,033	33,545	1,855	35,400
Translation differences on foreign subsidiaries							785		785	4	789
Income and expenses booked directly to shareholders’ equity					(82)				(82)		(82)

Total changes booked directly to shareholder’s equity					(82)		785		703	4	707
Profit for the period								26,540	26,540	46	26,586

Total income and costs booked for the period					(82)		785	26,540	27,243	50	27,293
Dividend payments								(9,561)	(9,561)		(9,561)
Other changes to minority interests									0	49	49
Stock option costs				402					402		402
Exercise of options	2	674							676		676
Undertaking to acquired minority interests									0	(1,138)	(1,138)
Other changes							(6)	(146)	(152)		(152)

Balance at 31 December 2005	292	888	0	845	(82)	0	344	49,866	52,153	817	52,970
Changes in shareholders’ equity 2006
Translation differences on foreign subsidiaries							(1,867)		(1,867)		(1,867)
Income and expenses booked directly to shareholders’ equity					(87)				(87)		(87)

Total changes booked directly to shareholder’s equity					(87)		(1,867)		(1,954)		(1,954)
Profit for the period								19,456	19,456	97	19,553

Total income and costs booked for the period					(87)		(1,867)	19,456	17,502	97	17,599
Dividend payments								(13,439)	(13,439)		(13,439)
Stock option costs				33					33		33
Exercise of options	1	389							390		390

Balance at 31 December 2006 carried forward	293	1,277	0	878	(169)	0	(1,523)	55,883	56,639	914	57,553

€ ‘000s	Attributable to shareholders in the parent company									Minority interests	Total shareholders’ equity
	Share Capital	Issue Premium	Treasury shares	Stock Options reserves	Actuarial differences	Hedging instruments reserves	Translation differences on foreign subsidiaries	Profit and retained earnings	Total
Balance at 31 December 2006 carried forward	293	1,277	0	878	(169)	0	(1,523)	55,883	56,639	914	57,553
Change in shareholders’ equity 2007
Conversion differences on the conversion of businesses abroad							(5,590)		(5,590)		(5,590)
Income and costs booked directly to shareholders’ equity					137				137		137

Total recognized elements in shareholders’ equity					137		(5,590)		(5,453)		(5,453)
Profit for the period								23,740	23,740	83	23,823

Total income and costs booked for the period					137		(5,590)	23,740	18,287	83	18,370
Dividend payments								(10,568)	(10,568)		(10,568)
Stock option costs				126					126		126
Repurchase and cancellation of own shares			(143)					8	(135)		(135)
Exercise of options		306							306		306
Derivative hedging instruments						54			54		54

Balance at 31 December 2007	293	1,583	(143)	1,004	(32)	54	(7,113)	69,063	64,709	997	65,706

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE SA

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

GL TRADE SA (“the Company”) is a French domiciled company.

The address of the Company’s registered office is 42, rue Notre Dame des Victoires, 75002 Paris. The consolidated financial statements as at and for the years ended 31 December 2007, 2006 and 2005 comprise the Company and its subsidiaries (together referred to as “the Group”) and the Group’s share in associated companies. The Group provides the international financial community with a full range of software solutions to cover the entire order flow, from the dispatch of an order to post-trade settlement.

Accounting principles and methods

Statement of compliance

The consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (IFRS) effective as of December 31, 2007, 2006, and 2005 respectively as issued by the IASB and in accordance with IFRS as adopted by the European Union as of December 31, 2007, 2006 and 2005 respectively.

The standards, amendments and interpretations effective as from 1 January 2007 were applied to the 2007 consolidated accounts, and have had no material effect on the financial statements for that year. These standards, amendments and interpretations are as follows:

•	Amendments to IAS 1 on additional information regarding share capital;

•	IFRIC 7 Applying the Restatement Approach under IAS 29

•	IFRIC 8 Scope of IFRS 2, regarding share-based payments;

•	IFRIC 9 Reassessment of Embedded Derivatives;

•	IFRIC 10 Interim Financial Reporting and Impairment.

Additional information required by IFRS 7 is presented in the consolidated financial statements.

The following new standards, amendments and interpretations effective as from 1 January 2009, were not applied for 2007:

•	IAS 1 (revised) Presentation of financial statements

•	IFRS 8 Operating Segments,

•	Amendments to IAS 23 regarding borrowing costs,

•	IFRIC 11 Group and Treasury Share Transactions,

•	IFRIC 12 Service Concession Arrangements,

•	IFRIC 13 Customer Loyalty Programmes,

•	IFRIC 14 Limit on a Defined Benefit Asset and Minimum Funding Requirement.

The potential impact of the above pronouncements on Group consolidated financial statements is being assessed by management.

The consolidated financial statements have been authorized by the Board of Directors of the Company on 10 March 2008, 6 March 2007, 7 March 2006 for years ended in 2007, 2006 and 2005, respectively, and then amended on 26 November 2008 in order to translate them in English, to issue one set of financial statements covering the three years ended 31 December 2007, 2006 and 2005, respectively, and also to disclose that the financial statements have also been prepared in accordance with IFRS as issued by the IASB.

BASIS OF PREPARATION

The consolidated financial statements are presented in euros, which is the Company’s functional currency. All financial information presented in euro has been rounded to the nearest thousand. The consolidated financial statements are established on the basis of historic cost, except for the following assets and liabilities which are recorded at fair value: derivative financial instruments, financial instruments held for trading, and available-for-sale financial assets.

Non-current assets and groups of assets held for sale are valued at the lower of their book value and their fair value less disposal costs.

The preparation of the financial statements in conformity with IFRS requires the Group’s management to make estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The underlying estimates and assumptions are made on the basis of past experience and of other factors considered to be reasonable in the circumstances. These estimates and assumptions serve as the basis for the exercise of judgment, as required when determining values for assets and liabilities that can not be obtained directly from other sources. Actual results may differ from these estimates.

Estimates and the underlying assumptions are reviewed on an ongoing basis. The effect of changes in estimates is recognized in the period in which the estimates are revised, and in any future periods affected.

Information about significant areas of judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements and which may carry substantial risk of adjustment in subsequent years is included in the notes to the consolidated financial statements. The major line items affected by such judgments are Other Intangible assets, Goodwill, Deferred taxation, Financial liabilities and Provisions.

Accounting methods have been consistently applied by all Group entities.

Note 1 - PRINCIPLES OF CONSOLIDATION

BASIS OF CONSOLIDATION

Subsidiaries

Subsidiaries are entities controlled by the Group. Control exists when the Group has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Acquisitions of subsidiaries are accounted for using the purchase method of accounting; subsidiaries are consolidated on the full consolidation method under which all balance sheet and income statement accounts of the consolidated companies are integrated (after necessary consolidation adjustments and elimination of intra-group transactions and balances). Shareholders’ equity and net income (loss) are then allocated to other shareholders and minority interests.

The cost of an acquisition corresponds to the total of the fair value of the assets acquired, equity instruments issued and liabilities assumed or incurred at the date of transfer, plus costs directly related to the acquisition. The identifiable assets and liabilities assumed in a business combination are initially assessed at fair value at the date of acquisition, regardless of minority interests. Goodwill represents the excess of the cost of an acquisition over the fair value of the identifiable net assets acquired. Where the acquisition cost is lower than the fair value of the subsidiary acquired, the difference is recognized directly in the income statement.

Associates

Associates are those entities in which the group has significant influence, but not control, over the financial and operating policies. The consolidated financial statements include the Group’s share of net income /loss of equity accounted investees, from the date that significant influence commences until the date that significant influence ceases. When the Group’s share of losses exceeds its interest in an equity accounted investee, the carrying amount of that interest (including any long-term investments) is reduced to nil and the recognition of further losses is discontinued except to the extent that the Group has an obligation or has made payments on behalf of the investee.

Transaction eliminated on consolidation

Intra-group balances and transactions, and any unrealized income and expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements.

Foreign currency translation

The euro is the functional currency of GL TRADE SA and is the currency in which the accounts of the company are presented.

Monetary assets and liabilities denominated in foreign currencies at the reporting date are converted to the functional currency at the exchange rate effective on that date. Foreign currency differences arising on translation are recognized in profit or loss in the income statement.

Non-monetary assets and liabilities denominated in foreign currencies and valued at their historic cost are translated to the functional currency using the exchange rate in effect on the transaction date. Non-monetary assets and liabilities denominated in foreign currencies and valued at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising from acquisition, are translated to euros at exchange rates at the reporting date. The income and expenses of foreign operations, are translated to euro at the average exchange rates over the period. Foreign currency differences are recorded as currency translation adjustment directly in equity.

Net investment in a foreign business

Translation differences arising from the conversion of a net investment in a foreign business and the associated hedging are accounted as currency translation adjustment. They are accounted for in the income statement if and when the Group withdraws from the foreign business.

Deferred tax

Deferred taxes are determined using the balance sheet method. The group treats deferred tax using the ‘liability method’ for all timing differences between the inclusion of assets and liabilities on the consolidated balance sheet at their reported value and their value for tax purposes, with the exception of:

•	goodwill which is not tax deductible

•	the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss; and,

•	differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

The valuation of deferred tax assets or liabilities is determined by the manner in which the Group expects to recover or settle the value of assets or liabilities on the balance sheet, using the tax rates that have been adopted, or effectively adopted, at the balance sheet date.

The net balance of deferred tax items is determined on the basis of the tax status of each Group entity or the income for tax purposes of all Group entities included in the tax consolidation scope. A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Dividends

Any dividends paid by one of the Group entities to another of the Group entities are eliminated in the calculation of net profit for the Group.

Goodwill

The purchase method of accounting is used to account for business combinations.

For business combinations occurring after the Group’s transition to IFRS on 1 January 2004, goodwill represents the difference between the acquisition cost and the corresponding share of the fair value of the identifiable assets acquired, any identifiable liabilities and any contingent liabilities.

For business combinations occurring prior to the Group’s transition to IFRS on 1 January 2004, goodwill is maintained at its book value as calculated under previous accounting methods. In preparing the opening balance sheet under IFRS at 1 January 2004, the Group did not change the classification and accounting treatment of acquisitions occurring prior to 1 January 2004.

Goodwill is measured at cost less accumulated impairment losses. Goodwill is allocated to Cash Generating Units and is not amortized, but is subject to an impairment test on an annual basis or at any time that there is an indication that value may have been impaired. In respect of equity accounted investees, the carrying amount of goodwill is included in the carrying amount of the investment.

Negative goodwill on an acquisition is immediately accounted for in the income statement after a re-examination of the fair values of the assets, liabilities and contingent liabilities acquired.

Note 2 - Significant accounting policies

Revenue recognition

Revenue is reported for the financial year to which it relates. Revenue from operating activities is generated from the services provided by GL TRADE to its clients. Revenue from these services is recognized according to one of the following models, depending on the type of product sold:

•

Solutions sold as a subscription: under this billing model, GL TRADE grants its clients the right to use software and provides them with associated maintenance, technical support, hot-line and update services, at no extra cost, over the subscription period. Revenue is billed in advance and recognized straight line over the life of the contract starting from the installation date.

•

Associated services: the sale of solutions is often bundled with associated services, such as project management, installation and training. These services are billed and revenue is recognized upon the performance of the service. Revenues from bundled arrangements are allocated to the individual elements based on their relative fair value.

•

Solutions sold in the form of a license with associated maintenance contract: licenses give the right to use software and are generally granted for a limited period (3 to 5 years). Revenue from licenses is recognized in its entirety at the time of installation at the latest, with revenue from annually renewable maintenance contracts recognized straight line over the contract period.

•

Projects including a license and specific development and/or significant integration services: at the contract proposal phase complex projects are divided up into a number of phases corresponding to the services accepted by the client. Revenue is recognized as work is completed, on the basis of technical milestones achieved. The percentage of completion is determined by assessing the work already completed at the end of the financial period.

•

Royalty fees are paid to stock markets based on the number of displays utilized by end-user customers, and are recharged to such customers. Access to stock market data is part of a full service offering and the related fees are recognized as revenue since GL Trade is the primary obligor.

Leases

Leases are accounted for as finance leases if they transfer nearly all the risks and rewards of the ownership of the leased assets to the lessee.

In particular, contracts are considered as financial lease contracts if:

•	they allow for automatic transfer of ownership at the end of the contract, or

•	they offer a purchase option that is likely to be exercised during or at the end of the contract, or

•	they have a term close to the expected useful life of the asset, or

•	the present value of minimum payments under the contract is close to the fair value of the asset.

Assets financed through finance leases are classified in the balance sheet as property and equipment at the lower of the fair value of the asset and the present value of minimum payments under the lease contract at the reception date and are depreciated, and the corresponding liabilities are classified as short- or long-term debt.

Lease payments are broken down between financial costs and principal payment of the debt.

Assets under finance lease are depreciated using the same method used for property and equipment of the same type.

Payments made under operating leases are charged to the income statement on a straight line basis over the period of the lease. Lease incentives received are recognized on a straight line basis over the term of the lease.

Employee benefits

Retirement benefits

Defined contribution retirement plan

Contributions relating to the defined contribution retirement plans are reported as expenses in the income statement when incurred.

Defined benefit plans

The Group’s liabilities under defined benefit retirement plans are calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value and the fair value of any plan assets is deducted. Valuation and other calculations are performed by a qualified actuary using the projected unit credit method. The Company’s actuarial debt is the sum of the liabilities thus calculated for each of its employees.

The Group recognizes all actuarial gains and losses arising from defined benefit plans directly in equity immediately.

When the valuation of the net obligations results in the recognition of an asset at the Group’s level, the amount recorded in relation to this asset is limited to the unrecognized prior service costs and the fair value of any future plan repayment.

Share-based payment transactions

The Group provides non-transferable share-based payment plans that give some employees options to acquire shares in the Group. The cost of share-based payment plans is recognized in the income statement with an offset to equity over the vesting period, after which the employees become the beneficial owners of the shares.

When the options are exercised, equity is increased by the amount of the payment received. The cost of share-based payment plans is the grant date fair value of options granted to employees. Fair value of the options is determined using the Black-Scholes model.

The Group applied the transitional provisions of IFRS 1 regarding share-based payments, limiting its application to grants made after 7 November 2002.

Earnings per share

Earnings per share is calculated on the basis of the weighted average number of ordinary shares outstanding during the period.

The weighted average number of ordinary shares outstanding is calculated on the basis of any changes in the share capital and corrected for shares held in treasury by the Group.

Diluted earnings per share is calculated by dividing net income by the weighted average number of shares outstanding adjusted for the effects of all dilutive potential ordinary shares. Potentially dilutive ordinary shares are those stock options where the strike price is lower than the fair value price of the Group’s share.

The method used to calculate the dilutive effect of these instruments is the share purchase method. This method determines the theoretical number of shares that could be bought at the market price for the amount of the option strike price. The number of shares thus calculated is subtracted from the total number of shares that would be issued if all options outstanding were exercised, to give the additional number of shares to be used in calculating the diluted earnings per share figure.

Net finance income (cost)

Net financial income (cost) includes interest on financial liabilities, calculated using the effective interest rate method, interest earned on investments, dividends income, foreign exchange gains and losses, and gains and losses on hedging instruments reported in the income statement.

Interest income is recorded in the income statement when earned, using the effective interest rate method.

Dividend income is recorded in the consolidated income statement when the Group acquires the right to receive payments.

Interest costs included in payments under finance lease contracts are recorded using the effective interest rate method.

Income tax

Income tax expense comprises current and deferred tax. Income tax expense is recognized in profit or loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Intangible assets

Research and development costs

Expenditure on research activities, undertaken with the prospect of gaining technical knowledge, is recognized as an expense as incurred.

Development costs with a view to developing or industrializing a new product or production process are capitalized as intangible assets if the company can demonstrate that:

•	it is technically feasible to develop the intangible asset to the stage of use or sale;

•	it has the intention, and financial capacity, to pursue the development project to completion;

•	it has the capacity to use or sell the intangible asset thus created;

•	it has available financial and technical resources which will enable the development and the sale;

•	the intangible asset will generate probable future economic benefits in a given manner;

•	the cost of this asset can be assessed in a reliable way.

The expenditure capitalized includes the direct labor and overhead costs that are directly attributable to preparing the asset for its intended use.

These capitalized expenditures are recorded as an intangible asset at cost less amortization and any cumulative impairment of value.

Other development expenditure is recognized as expense as incurred.

Other intangible assets

Other intangible assets that are acquired by the Group are measured at cost less accumulated amortization and accumulated impairment losses.

Amortization

Amortization is recognized in the consolidated income statement on a straight-line basis or on an accelerated basis over the estimated useful life of the intangible asset, based on which ever method provides a more accurate rate at which the future economic benefits of the intangible asset are consumed. Amortization is not recognized for intangible assets where the estimated useful life is indefinite.

Goodwill is not subject to amortization. Instead, the Group performs impairment tests at the balance sheet date and when there is an indication that the value of goodwill may have been impaired.

Amortization of intangible assets is recognized beginning from the date that the assets are available for use. The estimated useful lives for the current and comparative periods range from 1 to 5 years.

Property and equipment

Acquired property and equipment

Property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Where components of an item of property and equipment have different useful lives, they are accounted for as separated items of property and equipment.

Expenditure occurring after acquisition

The Group recognizes in the carrying amount of an item of property and equipment the cost of replacing part of such an item when that cost is incurred and if it is probable that the future economic benefits embodied in the item will flow to the Group and the cost of the item can be reliably measured. Other costs are recognized in the income statement as an expense when incurred.

Amortization

Amortization is recognized in the income statement on a straight-line method over the estimated useful life of the asset, or using the accelerated amortization method when it more accurately reflects the use of the future economic benefits of the asset. Amortization takes into account the residual value corresponding to the amount the Group would currently receive for the disposal of the asset, after deduction of related costs, if the asset was already of the age and in the expected condition at the end of its useful life.

Land is not amortized.

Estimated useful lives are as follows:

Property and equipment	Period	Method
Building and investment property	20 years	Straight line
Computer Equipment	3 to 4 yrs	Accelerated amortization
Leasehold improvements	5 to 10 yrs	Straight line
Vehicles	4 to 5 yrs	Straight line
Office equipment and furniture	3 to 5 yrs	Straight line

Financial instruments

Loans and receivables are non-derivative financial instruments producing payments that are or can be determined and which are not listed on an active market. They exclude those assets that the entity has classified as being held for trading or available for sale. In particular, these loans and receivables include deposits and guarantees on assets held under lease and loans granted to partners.

Held-for-trading financial assets are those financial assets acquired mainly to generate a profit, from price variations, in the short term.

Available-for-sale financial assets are those financial assets which are not held-for-trading, issued by the group or held until their due date, or designated as such.

Loans granted by the Group are recorded on the balance sheet at their value on the date of grant or of their transfer to the Group. The classification of the financial asset and the valuation method applied is determined on the date of acquisition based on management’s intention.

Financial assets are recognized initially at fair value plus, for instruments not at fair value through profit or loss, any directly attributable transaction costs.

Subsequent to initial recognition, held-for-trading and available-for-sale financial assets are measured at fair value. As an exception, financial instruments for which a trading price on a liquid market is not available and whose fair value may not be determined in a reliable manner are kept at cost, net of transaction costs, and deduction of any impairment.

Changes in the fair value of available-for-sale financial assets are recorded directly in shareholders’ equity. When available-for-sale financial assets are sold, transferred or redeemed, the cumulative gain or loss is recorded in the income statement. When an available-for-sale financial asset experiences an other-than-temporary impairment in value, fair value is adjusted and depreciation is recorded in the income statement under “Net financial income (loss)”, to the extent of the cumulative balance in shareholders’ equity.

Changes in the fair value of held-for-trading financial assets are recorded in the income statement.

Financial liabilities, other than those classified as held-for-trading, are recognized initially at fair value less transaction costs, and then at amortized cost calculated using the effective interest rate method. The fair value of financial instruments is determined by the market price at the balance sheet date.

Trade and other receivables

Trade and other receivables are non-derivative financial instruments. They are recorded at fair value when first recognized, and then at their amortized cost less accumulated impairment losses.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and short-term investments that are readily convertible in cash. Bank overdrafts, repayable on demand and which form an integral part of the Group’s cash management activities, are included as an element of cash and cash equivalents for the purposes of the consolidated cash flow statement.

Derivatives

Derivative financial instruments are recognized initially at fair value on the contract day, and classified on the consolidated balance sheet line item “Non- current financial assets.” Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are recorded in the consolidated income statement.

The fair value of derivative instruments is provided on a quarterly basis by third party financial institutions which ensure the reliability of such information.

The fair value of derivative instruments used in 2007 for interest rate hedging is given in Note 25.

IAS 39 requires that hedge effectiveness is assessed upon the initiation of the hedge strategy and throughout the use of the strategy in order to qualify for hedge accounting. Hedge effectiveness is measured by matching the variations in the value of the hedging instrument against the underlying hedged item; the actual results should remain within a range of 80% to 125%.

When a derivative is reclassified (no longer qualifying under IAS 39 for hedge accounting), the fair value of the derivative is transferred from the shareholders’ equity to the income statement over its useful life.

The amount of equity transferred to the income statement is adjusted based on the accumulated depreciation at the discontinuation date set against the total number of days of hedge accounting.

The Group uses derivative instruments to hedge against interest rates risk, and not for market speculation purposes.

Impairment

Assets are assessed at each reporting date to determine whether there is any objective evidence that they are impaired. If any such indication exists, then the asset’s recoverable amount is estimated.

For goodwill and intangible assets that have indefinite lives or that are not yet available for use, the recoverable amount is estimated each year at the same time, even in the absence of impairment indicators.

The recoverable amount of an asset is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash flow, the recoverable amount is determined for the lowest cash generating unit of assets.

Impairment tests are carried out using discounted future cash flow methods. Their purpose is to ensure that the recoverable amount at the balance sheet date is greater than the net book value of the asset recorded on the balance sheet. Should this not be the case, an impairment loss will be recognized equal to the difference between the recoverable value of these assets and their net book value.

For goodwill, intangible assets with an indefinite useful life and intangible assets which are not yet available for use, the recoverable amount is estimated at each balance sheet date. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its estimated recoverable amount. Impairment losses are recognized in the consolidated income statement.

Impairment losses recognized in respect of cash generating units are allocated first to reduce the carrying amount of any goodwill allocated to the units and then to reduce the carrying amount of the other assets in the unit (group of units) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, an impairment loss may be reversed if there has been a change in the estimates used to determine the recoverable amount.

An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

Financial liabilities

Financial liabilities related to undertakings to buy out minority interests

Put Options to acquire minority interests in fully consolidated subsidiaries are recorded as Financial liabilities. The counterpart of this debt is booked against minority interests with the balance being recorded as goodwill. The exercise price of the put is revalued at its fair value at each financial year end and changes in its fair value are recorded to goodwill.

Loans

Interest-bearing loans are initially recorded at fair value after deduction of related transaction costs. Subsequently loans are recorded at amortized cost and the difference between the cost and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest rate.

Provisions

A provision is recognized if, as a result of a past event, the Group has a present legal or constructive obligation that can be reliably estimated, and it is probable that an outflow of economic benefits will be required to settle the obligation.

If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

A provision for loss-making contracts is recorded when the Group’s expected future benefits relating to a specific contract are less than the costs that will be incurred to meet contractual obligations.

Trade payables and other liabilities

Trade payables and other liabilities are stated at their amortized cost.

Current assets held for sale and discontinued operations

Immediately before classification as held for sale, the assets (or components of a disposal group) are remeasured in accordance with the Group’s accounting policies. Thereafter, generally the assets (or disposal group) are measured at the lower of their carrying amount and fair value less costs to sell.

Impairment losses on initial classification of an asset (or group of assets) as held for sale and subsequent gains and losses on remeasurement are recognized in the consolidated income statement, irrespective of whether or not the assets have previously been recorded under the periodic revaluation method. Gains are not recognized in excess of any cumulative impairment loss.

Segment reporting

A segment is a distinguishable component of the Group that is engaged either in providing related products or services (business segment), or in providing products or services within a particular economic environment (geographical segment), which is subject to risks and returns that are different from those of other segments. The Group has identified various segments within its range of products.

Segmentation by product type is the primary segmentation used.

For the marketing of its products, GL TRADE has structured its segment reporting by product lines:

•	Trading Solutions / Client Connectivity

•	Post Trade Derivatives

•	Post Trade Securities

•	Capital Market Solutions

•	Information Services

With the exception of the activities of GL SETTLE INC, no changes of the Business Lines resulted in a reallocation of their respective activities relative to previous years in 2007. The Capital Market Solutions (“CMS”) Business Line now includes the FNX Group, acquired in February 2007. CMS now handles the TxPress product from GL SETTLE INC., which was formerly part of the PTS Business Line.

The new Information Services Business Line was created in 2007, subsequent to the acquisition of INFOTEC, and specializes in the distribution of the Group’s financial data. Decision Software, which specializes in Fixed Income, was acquired in mid-November of 2007, and is currently consolidated by the Group.

Each business unit is in a position to sell all of the product’s line, and adapts the Group’s overall strategy into regional and local action plans. Each has its own inherent risks and returns.

The Group’s financial reporting system is organized in such a way that it is able to monitor the accounts of each Product Line. Budgeting and quarterly budget reporting are carried out by Product Line in order to monitor the profitability of each business unit.

Geographical segmentation is the secondary segmentation used.

Note 3 - scope of consolidation

At 31 December 2007, 2006 and 2005, the following companies were included in the scope of consolidation:

			12/31/2007		12/31/2006		12/31/2005
Company	Head Office	Holding company	%	Method	%	Method	%	Method
GL TRADE SA	France		Parent company		Parent company		Parent company
GL MULTIMEDI@ SA	France	GL TRADE SA	82.04%	FC	82.04%	FC	82.04%	FC
GL TRADE LTD	UK	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE AG	Germany	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE BV	Netherlands	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE IBERICA S.L.	Spain	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE SWITZERLAND SA (**) (***)	Switzerland	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE BELGIUM	Belgium	GL TRADE SA	100%	FC	100%	FC	100%	FC
GLESIA (*)	Italy	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE AMERICAS INC (ex GL CONSULTANTS INC)	USA	GL TRADE HOLDINGS INC	100%	FC	100%	FC	100%	FC
GL TRADE SOLUTIONS PTE LTD	Singapore	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE SYSTEMS LTD HK	Hong Kong	GL TRADE SA	100%	FC	100%	FC	100%	FC

			12/31/2007		12/31/2006		12/31/2005
Company	Head Office	Holding company	%	Method	%	Method	%	Method
GL TRADE AUSTRALIA PTY LTD	Australia	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE JAPAN KK	Japan	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE SOUTH AFRICA PTY LTD	South Africa	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL SETTLE LTD	UK	GL TRADE SA	100%	FC	100%	FC	100%	FC
UBITRADE SA	France	GL TRADE SA	100%	FC	100%	FC	100%	FC
UBITRADE LTD	UK	UBITRADE SA	liquidated	FC	liquidated	FC	100%	FC
UBITRADE GmbH	Germany	UBITRADE SA	sold	FC	100%	FC	100%	FC
UBITRADE INC.	USA	UBITRADE SA	liquidated	FC	liquidated	FC	100%	FC
GL TRADE MENA (ex UBITRADE MSP)	Tunisia	UBITRADE SA	100%	FC	100%	FC	100%	FC
UBITRADE OSI	Tunisia	UBITRADE SA	100%	FC	100%	FC	100%	FC
GL SOFTWARE UNIPESSOAL LDA	Portugal	GL TRADE SA	100%	FC	100%	FC	100%	FC
4D TRADING	UK	GL TRADE SA	liquidated	FC	liquidated	FC	100%	FC
TFC SAS	France	GL TRADE SA	sold	FC	51%	FC	51%	FC
GL SETTLE INC (ex OASIS)	USA	GL TRADE HOLDINGS INC	100%	FC	100%	FC	100%	FC
GL TRADE HOLDINGS INC	USA	GL TRADE SA	100%	FC	100%	FC	100%	FC
EMOS SYSTEMS SAS	France	GL TRADE SA	merged	FC	merged	FC	merged	FC
EMOS FUTURES LTD	UK	GL TRADE SA	in liquidation	FC	100%	FC
EMOS SYSTEMS INC	USA	GL TRADE SA	liquidated	FC	100%	FC
GL TRADE OVERSEAS INC (ex NYFIX OVERSEAS INC)	USA	GL TRADE SA	100%	FC	100%	FC
GL Bilglsayar hizmetleri Ticareet Ltd. Sirketi	Turkey	GL TRADE SA	100%	FC	100%	FC
FXN Limited Business Corporation	USA	GL TRADE HOLDINGS INC	100%	FC
FNI (I), L.L.C.	USA	FNX Limited	100%	FC
FNX (UK)	UK	FNI (I), L.L.C.	100%	FC
FNX, L.L.C.	USA	FNX Limited	100%	FC
FNX LTD, Mauritius	Mauritius	FNX Limited	100%	FC
Prismlight Pte Ltd	Singapore	FNX LTD, Mauritius	100%	FC
FNX Solutions (Thailand) Co., Ltd Juristinc Person, Limited Company	Thailand	FNX Limited	100%	FC
FNX (Thailand) Co., Ltd Juristinc Person, Limited Company	Thailand	FNX Limited	100%	FC
FNX India Software Private Limited	India	FNX Limited	100%	FC
GL TRADE TUNISIA	Tunisia	GL TRADE SA	100%	FC
INFOTEC SA (***)	Switzerland	GL TRADE SA	merged	FC
IFIS INFOTEC FRANCE Sarl	France	GL TRADE SUISSE SA	100%	FC
INFOTEC (Deutchland) GmbH	Germany	GL TRADE SUISSE SA	100%	FC
INFOTEC FINANCIAL (UK) LIMITED	UK	GL TRADE SUISSE SA	100%	FC
IFIS INFOTEC (USA) INC.	USA	GL TRADE SUISSE SA	100%	FC
GL TRADE SOFTWARE DOO	Serbia	GL TRADE SA	100%	FC
DECISION SOFTWARE INC.	USA	GL TRADE HOLDINGS INC	100%	FC

FC:	full consolidation
(*)	Legally 51% owned by GL TRADE SA
(**)	Legally 93.054% owned by GL TRADE SA
(***)	Merger of GL TRADE SCHWEIZ AG with INFOTEC SA at 09/30/2007

All fully-consolidated companies have a financial year end on 31 December.

The Company has not carried out any securitization transactions nor created any ad hoc entities.

Changes in the scope of consolidation in 2007

•	The GL TRADE Group sold the FERMAT distribution business on 1 January 2007, formerly part of its UBITRADE Gmbh subsidiary. It was deconsolidated at the same date.

•	EMOS Inc. was deconsolidated after being struck from the register of companies in the state of Delaware in January 2007.

•	On 1 March 2007, GL TRADE, via its holding company GL TRADE HOLDINGS Inc. purchased all the shares of FNX Ltd BUSINESS CORPORATION in the US. FNX Ltd holds eight fully-owned subsidiaries.

•	In April 2007, GL TRADE SA set up a new subsidiary in Tunisia, GL TRADE TUNISIA SARL.

•	GL TRADE sold its 51% stake in SAS TFC to its former partners in June 2007.

•	In July 2007, GL TRADE SA acquired 90% of INFOTEC SA which has its registered office in Switzerland. That company owns four distribution subsidiaries in France, the UK, Germany and the US.

•	In August 2007, GL TRADE SA created a new subsidiary in Serbia, GL SOFTWARE DOO.

•	In September 2007, GL TRADE SCHWEIZ and INFOTEC SA merged. GL TRADE SCHWEIZ AG absorbed INFOTEC SA., resulting in a new entity, GL TRADE SUISSE SA.

•	In November 2007, GL TRADE SA acquired all the shares of the New York-based company, DECISION SOFTWARE, through its holding company, GL TRADE HOLDINGS Inc.

Changes in the scope of consolidation in 2006

•

In July 2006, GL TRADE SA acquired all shares in Emos Systems SAS. This French company held 100% stakes in Emos Futures Ltd in the UK and Emos Systems Inc in the USA. On 31 December 2006, Emos Systems SAS was wound up without being liquidated and its assets were fully transferred to its sole shareholder, GL TRADE SA. On 29 December 2006, Emos Futures Ltd made a partial asset transfer to GL TRADE Ltd. These restructuring measures were taken for the purposes of simplifying the Group’s legal structure. Employees and business activities have been transferred to existing Group subsidiaries.

•

On 25 August 2006, GL TRADE SA acquired all the shares in Nyfix Overseas Inc (since renamed GL Overseas Inc) in the USA with a view to strengthening its position in the UK market. This US registered company generated the bulk of its turnover in the UK, where it has a branch.

•	In December 2006, GL TRADE SA created a distribution subsidiary, GL Bilglsayar Hizmetleri Ticaret Ltd Sirketi, in Turkey.

Changes in the scope of consolidation in 2005

•	GL TRADE Holdings Inc was created in July 2005 for the purpose of holding shares in GL TRADE Americas Inc and GL SETTLE Inc. It is wholly-owned by GL TRADE SA.

•

GL TRADE Americas Inc is included in the scope of consolidation at 100% in accordance with IAS 32 and with respect to the accounting treatment of the put options held on minority shareholders. The shares formerly held by GL TRADE SA were transferred to the newly created GL TRADE Holdings Inc. This legal transaction does not represent a change in the scope of consolidation.

•	GL TRADE Holdings Inc acquired 100% of the shares in GL SETTLE Inc (formerly OASIS) in July 2005.

•	In April 2005, GL TRADE SA and a partner created TFC, for the purposes of developing consultancy services associated with the solutions sold by GL TRADE. GL TRADE owns 51% of this company.

•	GLESIA is included in the scope of consolidation at 100% in accordance with IAS 32, and with respect to the accounting treatment of the put options held on minority interests shares.

•	UBITRADE Pty, a subsidiary of UBITRADE SA, was removed from the scope of consolidation in September 2005 following its closure.

Foreign Currency translation

The average exchange rates for 2007 and the exchange rates at 31 December 2007 were as follows:

Currency	Average euro exchange rate	Closing euro exchange rate
Australian $1	0.61141	0.59677
Swiss franc 1	0.60876	0.60434
£1 Sterling	1.46081	1.36361
Hong Kong $1	0.09352	0.08711
Yen 1	0.00620	0.00606
Singapore $1	0.48459	0.47252
Tunisian dinar 1	0.57120	0.55712
US $1	0.72959	0.67930
South African rand 1	0.10351	0.09970
Indian rupee 1	0.01780	0.01725
Mauritanian rupee 1	0.02347	0.02494
Thai baht 1	0.02272	0.02283
New Turkish lira 1	0.55968	0.58241

The average exchange rates for 2006 and the exchange rates at 31 December 2006 were as follows:

Currency	Average euro exchange rate	Closing euro exchange rate
Australian $1	0.59999	0.59913
Swiss franc 1	0.63569	0.62232
£1 Sterling	1.46566	1.48920
Hong Kong $1	0.10251	0.09765
Yen 1	0.00685	0.00637
Singapore $1	0.50151	0.49500
Tunisian dinar 1	0.59937	0.58327
US $1	0.79639	0.75930
South African rand 1	0.11734	0.10855

The average exchange rates for 2005 and the exchange rates at 31 December 2005 were as follows:

Currency	Average euro exchange rate	Closing euro exchange rate
Australian $1	0.61254	0.62077
Swiss franc 1	0.64586	0.64305
£1 Sterling	1.46218	1.45921
Hong Kong $1	0.10328	0.10932
Yen 1	0.00731	0.00720
Singapore $1	0.48285	0.50948
Tunisian dinar 1	0.62081	0.62190
US $1	0.80336	0.84767
South African rand 1	0.12631	0.13397

Income statement details in 2007

On actual figures, revenue rose by 10.0% to €203.3 million in 2007, and 13% at constant exchange rates.

At constant scope of consolidation and exchange rates from 2006 through 2007, revenue would have risen by 7%.

The adjusted figure is calculated by subtracting EMOS and NYFIX OVERSEAS revenues purchased in 2006, the FERMAT business sold early in 2007 and the revenue of FNX Ltd BUSINESS CORPORATION, INFOTEC and DECISION SOFTWARE Inc., acquired in 2007.

Income statement details in 2006

On actual figures, revenue rose 3.1% to €184.8m in 2006. At constant scope of consolidation, revenue would have been €182.5m in 2006. The adjusted figure is calculated by subtracting revenue at EMOS and GL OVERSEAS INC (formerly Nyfix Overseas), which were acquired on 1 July and 25 August 2006 respectively.

There was no significant impact from currency movements in 2006 (less than 0.5%). At constant exchange rates revenue would have reached €185.6 million for the year.

Income statement details in 2005

On actual figures, revenue rose 19.4% to €179.2 million in 2005. Adjusted for changes in the scope of consolidation, revenue would have been €177.7 million in 2005. The adjusted figure is calculated by subtracting revenue at OASIS (now GL SETTLE US), which was acquired on 1 July 2005, and including revenue at DAVIDGE and UBITRADE for a full year in 2004.

The impact of currency movements was not significant in 2005. At constant exchange rates revenue would have reached €180.3 million for the year.

Note 4 - Analysis of revenue by client

Analysis of revenue by client (2007 breakdown)

€ ‘000s	year ended 12/31/2007	year ended 12/31/2006	year ended 12/31/2005
20 largest clients or groups
Value	91,172	86,851	84,565
% of revenue	45%	47%	47%
10 largest clients or groups
Value	61,901	61,753	60,318
% of revenue	30%	33%	34%
5 largest clients or groups
Value	39,482	40,882	40,078
% of revenue	19%	22%	22%

For purposes of comparison, clients in 2005 and 2006 were regrouped to match the 2007 breakdown. Revenue by client was determined based on legal entities belonging to the same Group, even if orders were not centralized at that particular Group’s headquarters.

In spite of constant concentration in the financial sector, the weighting of our main clients by revenue remains very stable from one year to the next. The slight slip in the weighting of our main clients in 2007 compared to 2005 and 2006 can be attributed to the discontinuation of FERMAT products, which was distributed to some of our top ten clients.

Analysis of revenue by client (2006 breakdown)

€ ‘000s	year ended 12/31/2006	year ended 12/31/2006*	year ended 12/31/2005	year ended 12/31/2004
20 largest clients or groups
Value	84,9	83,7	76,9	58,9
% of revenue	45,9%	45,9%	42,9%	39,2%
10 largest clients or groups
Value	62,8	61,8	58,5	41,1
% of revenue	34,0%	33,9%	32,6%	27,4%
5 largest clients or groups
Value	42,4	41,9	40,3	25,3
% of revenue	22,9%	23,0%	22,5%	16,9%

*	excluding Emos and GL Overseas Inc

Analysis of revenue by client (2005 breakdown)

	Year ended December 31,
€ ‘000s	2005	2005**	2004*
20 largest clients or groups
Value	76,9	59,5	58,9
% of revenue	42,9%	40,6%	39,2%
10 largest clients or groups
Value	58,5	44,3	41,1
% of revenue	32,6%	30,2%	27,4%
5 largest clients or groups
Value	40,3	28,3	25,3
% of revenue	22,5%	19,3%	16,9%

*	excluding UBITRADE
**	excluding UBITRADE and OASIS

Analysis of revenue by Business Line

€ ‘000s		2007	2006	2007/2006	Like-for-like	2005
BL Trading Solution and Client Connectivity		144,360	137,572	5%	3%	138,596
	France	27,471	28,054	(2)%	(2)%
	UK	29,359	24,475	20%	2%
	Emea	45,430	45,541	(0)%	0%
	Asia	25,504	23,379	9%	18%
	USA	16,596	16,123	3%	4%
BL Post Trade Derivatives		27,499	20,629	33%	35%	13,914
	France	8,284	7,838	6%	5%
	UK	7,634	4,811	59%	53%
	Emea	2,925	2,298	27%	27%
	Asia	2,225	1,205	85%	91%
	USA	6,431	4,477	44%	57%
BL Capital Markets Solutions		16,489	7,823	111%	(11)%	4,440
	France	4,214	4,551	(7)%	(7)%
	UK	535	—	n/a	n/a
	Emea	56	—	n/a	n/a
	Asia	3,314	—	n/a	n/a
	USA(1)	8,370	3,272	156%	(17)%
BL Post Trade Securities		7,749	6,599	17%	17%	7,420
	France	—	—	n/a	n/a
	UK	7,224	6,491	11%	12%
	Emea	479	108	344%	344%
	Asia	46	—	n/a	n/a
	USA	—	—	n/a	n/a
BL Information Services		6,850	n/a	n/a	—
	France	130	n/a	n/a	n/a
	UK	543	n/a	n/a	n/a
	Emea	6,177	n/a	n/a	n/a
	Asia	—	n/a	n/a	n/a
	USA	—	n/a	n/a	n/a
DECISION SOFTWARE (consolidation in progress)		305	n/a	n/a	n/a	—
	France	—	n/a	n/a	n/a
	UK	—	n/a	n/a	n/a
	Emea	—	n/a	n/a	n/a
	Asia	—	n/a	n/a	n/a
	USA	305	n/a	n/a	n/a
BL FERMAT		—	12,215	n/a	n/a	14,858
Total		203,252	184,834	10%	n/a	179,228

(1)	GL Settle US and FNX Ltd

Concerning long term contracts including a significant part of specific developments or integrations, GL Trade applies IAS 11 and recognizes the revenue based upon the percentage of completion method.

Note 5 - Personnel costs

Analysis of personnel costs by type

€ ‘000s	Year ended 12/31/07	Year ended 12/31/06	Year ended 12/31/05
Fixed remuneration	67,624	55,852	53,399
Variable remuneration	14,129	12,338	11,779
Social charges	21,412	20,098	20,464

Total	103,165	88,288	85,642

Personnel costs amounted to €103 million, the largest cost item for the Group, accounting for 50.7% of revenue compared to 50.5% in 2006, excluding discontinued operations (FERMAT distribution, mainly outsourced).

Since December 2006, the number of employees has increased by 253 persons, with 151 employees from the FNX Group (essentially in the US with 87 employees, and in Serbia with 56 employees), 41 employees from the INFOTEC Group (mainly in Switzerland) and 14 employees from DECISION SOFTWARE Inc. in the US.

At a constant scope of consolidation, the number would have risen by 47 persons (4.1%, which is less than the organic growth rate). Teams were reinforced in Tunisia, our main growth center in Europe after Paris (115 employees at end December), as well as Singapore (19 employees) to handle the implementation of a large client contract. In its other locations, the Group has continued its resource rationalization efforts in line with trends in revenue.

At 31 December 2007, GL TRADE Group had 1,408 salaried employees in all its subsidiaries.

Valuation of share-based payments

The Group applies IFRS 2 to stock option plans granted after 7 November 2002. This standard requires that the company recognize personnel costs corresponding to the fair value of services received over the vesting period. Personnel costs therefore include the fair value of stock options awarded to the Group’s employees on 13 August 2007. In 2006 and 2005, Personnel costs include the fair value of stock options awarded to the Group’s employees on 29 November 2004. In 2005, Personnel costs also include the fair value of stock options awarded to the Group’s employees on 24 October 2003.

	12/31/2007		12/31/2006		12/31/2005
	Options	Weighted average exercise price	Options	Weighted average exercise price	Options	Weighted average exercise price
Options in issue at 1 January	267,585	€31.85	304,665	€30.01	353,501	€27.98
Attributed during the period	160,000	€37.59
Exercised during the period	9,040	€33.97	23,780	€16.39	46,166	€14.61
Forfeited during the period	10,400	€38.36	13,300	€17.45	2,670	€26.89

Options in issue at 31 December	408,145	€33.89	267,585	€31.85	304,665	€30.01

Exercisable options at 31 December	248,145	€31.50	262,585	€31.94	164,125	€32.68

On the date on which options were awarded, the fair value of each option and the evaluation assumptions used were as follows:

	Plan of 08/13/07	Plan of 11/29/04	Plan of 10/24/03
Pricing model	Black Scholes Model	Black Scholes Model	Black Scholes Model
Exercise price	€37.59	€27.17	€26.89
Share price on allocation	€38.10	€31.94	€27.75
Risk-free annual interest rate	5%	2%	2%
Share price volatility	18%	10%	10%
Employee turnover rate	2%	3%	3%
Rights acquisition period	2 to 3 years	2 years	2 years
Maturity date	7 years	7 years	7 years
Fair value of option	€4.95	€8.79	€5.44
Cost corresponding to the fair value to be recorded in the income statement	€792,000	€65,925	€759,648

The expense is spread over three years corresponding to the vesting period. Acquisition is subject to a presence obligation.

In 2007, 160,000 stock options were awarded, and the corresponding compensation expense booked for this stock option plan amounts to €126,000.

Previous share option plans generated no personnel costs for 2007, as the vesting period for previous share option plans has ended.

Note 6 - other operating costs

Other external costs were as follows:

€ ‘000s	Year ended 12/31/2007	Year ended 12/31/2006	Change 2007/2006	Year ended 12/31/2005
Telecommunication costs	6,238	5,470	14%	5,649
Hosting costs GL NET and ASP sites	3,291	2,795	18%	2,784
Acquisition of financial market information	11,813	7,586	56%	6,787
Outsourcing and distribution fees to SIA	2,557	4,469	(43)%	5,474
Distribution fees to FERMAT		3,267	(100)%	3,704
Outsourced consulting	400	3,590	(89)%	4,809
Purchase of material re-billed to clients	1,375	1,898	(28)%	586

Direct costs of sales	25,674	29,074	(12)%	29,793

Rent and service charges	10,447	9,869	6%	10,065
Travel and entertainment expenses	5,948	4,335	37%	4,811
Advertising, trade fairs, promotions	2,013	1,792	12%	1,585
Telephone	1,919	1,569	22%	1,819
Recruitment, accounting, audit and legal fees	7,403	6,551	13%	3,827
Temporary staff and IT outsourcing	2,909	2,203	32%	1,314
Maintenance	727	700	4%	684
Administrative supplies and minor items	845	787	7%	954
Insurance	755	692	9%	984
Taxes	2,007	2,211	(9)%	1,928
Other costs	560	999	(44)%	1,586

Total other costs	35,533	31,709	12%	29,557

Total other operating costs	61,207	60,783	1%	59,350

The reduction in direct costs resulted from 3 factors:

•	lower distribution fees paid to SIA subsequent to the mid-2006 renegotiation of the distribution agreement with this Italian partner;

•	the sale of the FERMAT distribution business early in 2007, which reduced to nil the distribution fees to FERMAT (€3.3 million in 2006) and decreased outsourced consulting for contracts by 90%;

•	the July 2007 acquisition of INFOTEC, whose business is providing stock market data to its clients. This accounts for the sharp increase in the costs for acquisition of financial market information.

•

In 2006, the reduction in direct costs of around 2% was mainly due to the reduction in distribution royalties paid to SIA, which were renegotiated by GL TRADE and SIA over the course of the year, and to the internalization of consulting fees for Fermat clients in Germany.

Leases

The Group has entered into operating lease contracts for its vehicle fleet and some office equipment. The Group has signed standard leases for its office property in compliance with local laws. These contracts were initially signed for periods ranging between 3 and 9 years, with options to renew on expiry. In general, rent levels are reviewed on an annual basis to account for market conditions.

€ ‘000s | Future aggregate minimum lease payments	12/31/2007	12/31/2006	12/31/2005
No later than 1 year	7,916	5,211	5,750
Within 1 and 5 years	14,168	8,580	10,602
Later than 5 years	3,608	2,324	3,651

Total	25,692	16,115	20,003

Some leases on GL TRADE SA’s Paris locations came up for renewal in the first half of 2007, which explains the increase in lease commitments.

The impact of acquisitions on the schedule of lease payments due at less than one year amounts to €500,000.

Note 7 - Net financial income (loss)

€ ‘000s	Year ended 12/31/2007	Year ended 12/31/2006	Change 2007/2006	Year ended 12/31/2005
Proceeds from sale of marketable securities and other income	776	935	(17)%	720
Interest received	0	0		23

Income on cash and cash equivalent (A)	776	935	(17)%	743
Interest and similar charges	(1,690)	(639)	165%	(393)

Cost of gross financial debt (B)	(1,690)	(639)	165%	(393)
Negative currency translation differences	(4,794)	(2,045)	134%	(1,077)
Provision on equity holdings	0	0	N/A	0
Provision for financial contingencies and liabilities	0	0	N/A	0
Other	(242)	(866)	(72)%	(127)

Other financial debt (C)	(5,036)	(2,911)	73%	(1,204)
Positive currency translation differences	4,661	1,284	263%	1,382
Reversal of financial provisions	0	480	N/A	0
Other	0	0	N/A	0

Other financial income (D)	4,661	1,764	164%	1,382

Net financial income (loss) (A) + (B) + (C) + (D)	(1,289)	(852)	51%	528

The net financial income (loss) was sharply affected by the €1 million increase in financial expense relating to new loans taken by the Group to finance its acquisitions. The net financial income (loss) related to currency translation differences amounted to a negative €0.1 million (versus a negative €0.8m in 2006), and had only a slight impact on the total result.

Note 8 - Income tax

Tax expenses were as follows:

€ ‘000s	Year ended 12/31/07	Year ended 12/31/06	change	Year ended 12/31/05
Domestic income tax	(2,990)	(3,054)	(2)%	(4,422)
Foreign income tax	(7,626)	(7,223)	6%	(4,855)
Deferred tax	(721)	(94)	667%	(742)

Total	(11,337)	(10,371)	11%	(10,019)

Reconciliation between actual and theoretical income tax:

€ ‘000s	Year ended 12/31/2007	Year ended 12/31/2006	Year ended 12/31/2005
Consolidated net income before tax	33,326	29,924	36,606
Theoretical tax rate (underlying rate applying to parent company	34.43%	34.43%	34.95%

Theoretical tax expense	11,474	10,303	12,794
Difference in foreign company tax rates	(1,566)	(246)	(303)
Unused/uncapitalized tax losses for the year	754	377	36
Use of uncapitalized carried losses from previous years	0	(18)	(515)
Permanent differences	1,802	233	(1,342)
Research tax credit	(101)	(359)	(452)
Adjustment for deferred taxes of previous years	0	0	(199)
Other	(1,026)	81	0

Actual income tax	11,337	10,371	10,019

Effective tax rate	34.02%	34.66%	27.37%

“Other” mainly refers to the difference in tax rates on income from discontinued businesses, totaling €985,000.

Income tax was adjusted for the capital loss on the sale of the FERMAT operations. The €48,000 impact is taken into account by the disposed activities. Presentation of this capital loss as a value net of tax diminishes the Group’s consolidated net income before tax, giving rise to a permanent difference of €985,000 to offset the presentation impact. The other permanent differences derive from consolidation treatment, spread over all of the Group’s subsidiaries.

“Difference in foreign company tax rates” refers to the differences between tax rates of individual foreign companies and the theoretical tax rate of the parent company. The Group’s Tunisian subsidiaries are corporate tax exempt, representing a theoretical tax charge of €1,115,000.

Note 9 - Net income from discontinued operations

The €1,834,000 figure corresponds to the net profit from the sale of UBITRADE Gmbh, the company in which the Group’s FERMAT business was lodged at 1 January 2007.

Note 10 - Property and equipment

Balance sheet details

€ ‘000s	12/31/2004	Increase	Decrease	Effect of currency translation	12/31/2005
Land and buildings	35	0	(35)	0	0
Investment property	350	0	(350)	0	0
Computer Equipment & Leasehold Improvements	28,308	3,170	(6,819)	529	25,188

Gross total	28,693	3,170	(7,204)	529	25,188

Land and buildings	0	0	0	0	0
Investment property	0	0	0	0	0
Computer Equipment & Leasehold Improvements	(21,697)	(3,698)	6,372	(375)	(19,398)

Total depreciation	(21,697)	(3,698)	6,372	(375)	(19,398)

Net total	6,996	(528)	(832)	154	5,790

€ ‘000s	12/31/2005	Increase	Decrease	Effect of currency translation	12/31/2006
Land and buildings	0	0	0	0	0
Investment property	0	0	0	0	0
Computer Equipment & Leasehold Improvements	25,188	4,507	(2,348)	(514)	26,833
Prepayments on property and equipment	0	30	0	0	30

Gross total	25,188	4,537	(2,348)	(514)	26,863

Land and buildings	0	0	0	0	0
Investment property	0	0	0	0	0
Computer Equipment & Leasehold Improvements	(19,398)	(3,851)	2,256	376	(20,617)

Total depreciation	(19,398)	(3,851)	2,256	376	(20,617)

Net total	5,790	686	(92)	(138)	6,247

€ ‘000s	12/31/2006	Increase	Decrease	Effect of currency translation	12/31/2007
Land and buildings	0	0	0	0	0
Investment property	0	0	0	0	0
Computer Equipment & Leasehold Improvements	26,833	10,699	(3,015)	(1,215)	33,302

Prepayments on property and equipment	30	79	(30)	(5)	73

Gross total	26,863	10,777	(3,045)	(1,220)	33,375

Land and buildings	0	0	0	0	0
Investment property	0	0	0	0	0
Computer Equipment & Leasehold Improvements	(20,617)	(9,800)	2,840	971	(26,605)

Total depreciation	(20,617)	(9,800)	2,840	971	(26,605)

Net total	6,247	977	(204)	(249)	6,771

The increase in “Computer Equipment & Leasehold Improvements” in 2007 is due to the renewal of the Group’s systems hardware. The impact of acquired entities in the scope of consolidation on property and equipment fixed assets accounts for €600,000 net of depreciation.

The Group did not recognize any provision for impairment for years ended 2007, 2006, and 2005.

Note 11 - Goodwill

€ ‘000s | Company	12/31/2004	Acquisition	Price supplement	Put option	Goodwill allocation	Deferred tax	Decrease	Business held for sale	Effect of currency translation	12/31/2005
GL TRADE Ltd (FL Software/FL WW business)	3,417								44	3,461
GL TRADE Americas Inc.	10,101		544		(230)	(349)			1,301	11,367
GL MULTIMEDI@ SA	1,075									1,075
GL TRADE BV	2,432									2,432
GL TRADE JAPAN KK	4,306									4,306
GLESIA	320		5,982							6,302
4D TRADING	28									28
GL SETTLE Ltd ex MSTS UK	7,578									7,578
GL TRADE SYSTEMS Ltd HK	8,285									8,285
UBITRADE SA	22,612		3,722		(4,409)	(3,187)				18,738
GL Settle Inc (ex Oasis)		3,091							43	3,134

Total	60,154	3,091	10,248		(4,639)	(3,536)			1,388	66,706

€ ‘000s | Company	12/31/2005	Acquisition	Price supplement	Put option	Goodwill allocation	Deferred tax	Decrease	Business held for sale	Effect of currency translation	12/31/2006
GL TRADE Ltd	3,461								73	3,534
GL TRADE Americas Inc.	11,367	419							(1,045)	10,741
GL MULTIMEDI@ SA	1,075									1,075
GL TRADE BV	2,432		200							2,632
GL TRADE JAPAN KK	4,306									4,306
GLESIA	6,302			1,622						7,924
4D TRADING	28						(28)			0
GL SETTLE Ltd	7,578									7,578
GL TRADE SYSTEMS Ltd HK	8,285									8,285
UBITRADE SA	18,738		(472)		(432)			472		18,305
GL SETTLE Inc.	3,134				(399)	138			(306)	2,566
EMOS SYSTEMS SAS	0	4,510			(104)					4,406
GL TRADE OVERSEAS Inc	0	8,168							(219)	7,949

Total	66,706	13,097	(272)	1,622	(935)	138	(28)	472	(1,497)	79,301

€ ‘000s | Company	12/31/2006	Acquisition	Price supplement	Put option	Goodwill allocation	Deferred tax	Decrease	Business held for sale	Effect of currency translation	12/31/2007
GL TRADE Ltd	3,534								(307)	3,227
GL TRADE Americas Inc.	10,741	55							(962)	9,834
GL MULTIMEDI@ SA	1,075									1,075
GL TRADE BV	2,632									2,632
GL TRADE JAPAN KK	4,306									4,306
GLESIA	7,924			1,540						9,464
4D TRADING	0									0
GL SETTLE Ltd	7,578									7,578
GL TRADE SYSTEMS Ltd HK	8,285									8,285
UBITRADE SA	18,305		(22)							18,283
GL SETTLE Inc.	2,566								(264)	2,302
Emos SYSTEMS SAS	4,406				(367)	126				4,165
GL TRADE OVERSEAS Inc	7,949		1,019						(908)	8,060
FNX CORPORATION Ltd	0	27,197	1,734						(2,977)	25,954
INFOTEC SA	0	15,532		2,571					(62)	18,041
DECISION SOFTWARE Inc.	0	6,717	1,298						(38)	7,977

Total	79,301	49,501	4,029	4,111	(367)	126	0	0	(5,518)	131,183

EMOS SAS

Changes in 2007

The GL TRADE Group, within the 12-month time limit allowed by IFRS 3, attributed the initially recognized goodwill to identifiable intangible assets, valuing the Client List as such at fair value. The excess earnings method was used to value this intangible asset at €367,000. This increase in total intangible assets results in a €241,000 decrease in goodwill (net of deferred tax).

Changes in 2006

The acquisition of Emos SAS in July 2006 gave rise to goodwill of €4,406,000.

GLESIA

Changes in 2007

The Group revised its valuation assumptions for the financial debt recorded in 2006, in accordance with IAS 32, in connection with the conditional purchase of SIA’s GLESIA shares by GL TRADE. In 2007, the difference was recorded as an increase in goodwill and in non-current financial liabilities, in the amount of €1,540,000.

Changes in 2006

The undertaking by GL TRADE SA to acquire shares in GLESIA held by SIA under certain conditions was renegotiated during 2006. The Group reviewed the assumptions used in valuing the financial debt recorded in 2005, in accordance with IAS 32, and recorded the difference in value as an increase in goodwill and a corresponding increase in non-current financial liabilities. This resulted in a €1,622,000 addition to goodwill.

Changes in 2005

The shareholders’ agreement between GL TRADE SA and SIA (minority shareholder in GLESIA, with a 49% stake) creates for GL TRADE SA an undertaking to buy the shares held by the minority shareholder under certain circumstances. The Group has accounted for this undertaking in accordance with IAS 32. It is recorded as a financial liability at the discounted present value of the purchase price, which is offset by a reduction in minority interests and, for the balance, an increase of €4,402,000 in goodwill. Subsequent changes in the value of this undertaking are recorded by adjustments to goodwill (excluding discounting effects).

The shareholders’ agreement also allowed for a preferred dividend to be paid to SIA in additional compensation for SIA’s partial contribution of assets to GLESIA. The €950,000 dividend paid in 2005 in relation to 2004 earnings was recorded as goodwill. The preferred dividend on 2005 earnings, paid in 2006, was recorded as goodwill, for an estimated value of €630,000 at 31 December 2005.

In addition, the other dividends paid in relation 2004 and 2005 earnings (€283,000), representing the balance between total dividends and preferred dividends, were also considered as being part of goodwill. The Group believes that the formula for valuing the exercise price for the buy-out option of minority interests represents the fair value of the portion of shareholders’ equity acquired.

Lastly, the Group did not allocate the goodwill arising from this transaction, as separately identifiable assets were not identified.

At 31 December 2005, the discounted value of the obligation was €4,893,000, the share of minority interests that would be acquired was €775,000 and the additional goodwill was €5,982,000, including dividends related to 2004 and 2005 earnings.

GL TRADE OVERSEAS Inc.

Changes in 2007

The purchase price was reduced by US$1,318,000 over the period subsequent to the final calculation of the company’s Working Capital Requirement upon the date of acquisition, which was taken into account at acquisition as part of the purchase price.

At 31 December 2007, the Group estimated that an additional US$2,714,000 should be paid to the former shareholders of NYFIX OVERSEAS Inc. This figure was based on probable assumptions of revenue at 31 December 2007.

Changes in 2006

The acquisition of all shares in NYFIX OVERSEAS Inc (GL Overseas Inc) resulted in the recording of €8,168,000 of goodwill.

GL TRADE Americas Inc.

Changes in 2007

The final purchase price for buying back the 2.5% stake from the minority shareholder in GL TRADE Americas Inc. amounts to US$868,000 and was paid in January 2007. The liability recorded at 31 December 2006 amounted to US$793,000; the difference has been booked to goodwill.

Changes in 2006

In August 2006, GL TRADE Holdings Inc acquired from Mr Gérard Varjacques his 5% holding in GL TRADE Americas Inc. The first tranche, representing 2.5% of the capital, was paid for in cash, with the second half being paid for by an exchange of GL TRADE Americas Inc shares for GL TRADE SA shares.

During 2006, changes to the underlying assumptions used in valuing the shares acquired by GL TRADE under its undertaking resulted in an adjustment to goodwill of €419,000. The liability related to the 2.5% of the shares that had not been acquired at 31 December 2006 is recorded as other current liabilities.

Changes in 2005

An agreement between GL TRADE SA and Mr Gérard Varjacques, director of GL TRADE Americas Inc who owns 5% of its shares, creates for GL TRADE SA an undertaking to acquire the shares held by Mr Varjacques under certain conditions. GL TRADE has accounted for this undertaking in accordance with IAS 32. It is recorded as a financial debt, counterbalanced by an increase in goodwill of €544,000 and a reduction in minority interests of €491,000 at 31 December 2005.

DAVIDGE Inc was acquired in November 2004 and merged with GL TRADE Americas Inc in January 2005. Within the 12-month allocation period allowed under IFRS 3, the GL TRADE Group allocated the goodwill initially recorded for this acquisition to identifiable assets, placing a fair value on the “client portfolio” and “technology” assets. The Group used the excess earnings method in valuing these intangible assets at €353,000. This allocation to intangible assets was offset by a €230,000 reduction to goodwill on the acquisition net of deferred tax. In addition, DAVIDGE’s loss carried forward was capitalized to offset the goodwill arising on the merger of DAVIDGE and GL TRADE Americas Inc, for a value of €349,000, reducing goodwill by the same amount.

FNX Group

The acquisition of all the shares in FNX Ltd Business Corporation on 1 March 2007 led to the recognition of goodwill for US $35,917,000.

The Group is currently carrying out additional analysis to ensure that there are no other identifiable assets separable from goodwill. As a result of this work, the values identified at 31 December 2007 could be adjusted within the twelve-month period from the date of acquisition allowed under IFRS 3.

The acquisition agreement provides for payment of a price supplement based on revenue and backlog assumptions. The Group recorded a price supplement of US$2,290,000 to goodwill.

In accordance with IFRS 3, the non-current debt recorded for the price supplement was discounted.

INFOTEC Group

The acquisition of a 90% stake in INFOTEC SA on 6 July 2007 gave rise to a goodwill entry of CHF25,613,000. INFOTEC SA was absorbed by GL TRADE Schweiz AG in a merger transaction at net book value. The restructuring has no impact on the initial valuation of the goodwill.

The Group is currently carrying out additional analysis to ensure that there are no other identifiable assets separable from goodwill. As a result of this work, the values identified at 31 December 2007 could be adjusted within the twelve-month period from the date of acquisition allowed under IFRS 3.

The conditional commitment of GL TRADE SA to purchase the rest of the INFOTEC SA shares from minority shareholders was recorded as financial debt at the balance sheet date, in accordance with IAS 32. The difference in value was recognized as an increase to goodwill and in non-current financial debt, at a discounted present value of CHF4,239,000.

DECISION SOFTWARE Inc.

The acquisition of all the shares in DECISION SOFTWARE Inc. on 16 November 2007 gave rise to goodwill of US$9,841,000.

The Group is currently carrying out additional analysis to ensure that there are no other identifiable assets separable from goodwill. As a result of this work, the values identified at 31 December 2007 could be adjusted within the twelve-month period from the date of acquisition allowed under IFRS 3.

The acquisition agreement calls for a price supplement based on 2008 revenue assumptions. At present, the Group has recorded a price supplement of US$1,902,000.

In accordance with IFRS 3, the non-current debt entered for the price supplement has been discounted.

Ubitrade

Changes in 2006

The final valuation of the price supplement determined in April 2006 was due to former shareholders of Ubitrade SA at that time, and was below the amount estimated at 31 December 2005. The difference between the two figures was €472,000. This was recorded as a reduction in goodwill on Ubitrade in June 2006, and then reclassified as an asset classified as held for sale at 31 December 2006, given that it related to an adjustment of the price of the Fermat business.

Changes in 2005

The €3,722,000 increase in goodwill on the UBITRADE SA acquisition relates to the provision made for a price supplement payable under the acquisition contract and based on the performance of Fermat.

In accordance with IFRS 3, GL TRADE has allocated part of the goodwill to identifiable assets. The assets identified are as follows:

The price supplement values the client portfolio of the Fermat distribution business, and this constitutes an identifiable asset under the criteria of IAS 38. This asset is recorded as an intangible asset, set against a reduction in goodwill, for its value, net of tax, of €2,320,000.

Within the period of allocation of twelve months allowed under IFRS 3, the GL TRADE Group allocated the goodwill initially recorded to identifiable assets, valuing the “client portfolio” and “technology” assets at their fair value. The Group used the excess earnings method to value these intangible assets at €3,211,000. This increase in intangible assets was counterbalanced by a €2,089,000 reduction in goodwill (net of deferred tax).

The amount of goodwill on the UBITRADE acquisition was affected by €3,198,000 of tax loss carry-forwards of certain subsidiaries dating from before the acquisition. In order to offset the effect of these gains on profits, goodwill was reduced by the same amount.

GL TRADE BV

The acquisition price for Robijn Groep, acquired in 2004, has been adjusted due to the meeting of targets defined in the price adjustment clause of the purchase contract. An additional €200,000 was paid to former shareholders.

GL SETTLE Inc.

The acquisition of GL SETTLE Inc (ex OASIS) in July 2005 gave rise to goodwill of €3 million. Within the period for determination of goodwill of 12 months from the date of acquisition, as allowed under IFRS 3, GL TRADE allocated part of goodwill to identifiable assets, valuing the client list asset at fair value. The Group valued this intangible asset at €399,000. This increase in intangible assets was counterbalanced by a €261,000 reduction in goodwill (net of deferred tax). The maximum price supplement payable on this acquisition is US$3 million. Currently, no price supplement has been recorded as the likelihood that the triggering conditions will be met has not been demonstrated.

Impairment tests

In accordance with IAS 36, the GL TRADE Group has carried out tests for impairment of value on all goodwill recorded on the balance sheet at 31 December 2007, 2006 and 2005. The Group has allocated each goodwill element to a Cash-Generating Unit, and has performed tests to ensure that the recoverable value of each Cash-Generating Unit is greater than its book value.

To perform this test at 31 December 2007, GL TRADE has used the discounted future cash flow method over a five-year period, based on the budget for 2008 and the business plan forecasts for the remaining four years.

The before tax discount rates used were 17.3%, 13.05% and 13.27% at 31 December 2007, 2006 and 2005, respectively.

The terminal value assumes perpetual growth in revenue of 2.5%.

With respect to the tests at 31 December 2006, GL TRADE has used the discounted future cash flow method over a five-year period, based on the budget for 2007 and the business plan forecasts at 31 December 2006 for the remaining four years.

With respect to the tests at 31 December 2005, GL TRADE used a discounted cash flow model, based on the 2006 budget and the forecasts of the three-year business plan at 31 December 2005.

The impairment tests carried out at 31 December 2007, 2006 and 2005 did not result in any charge for impairment of goodwill. Sensitivity tests, in which key assumptions of the valuation are changed, were carried out by the Group. These tests did not call the recoverable values of the Cash Generating Units into question.

Allocation of goodwill to Cash-Generating Units in 2007

€ ‘000s	Trading Solutions	Post Trade Derivatives	Capital Markets Solutions	Post Trade Securities	Information Services	Other unallocated CGU	Total
GL TRADE Ltd		3,227					3,227
GL TRADE Americas Inc.	9,834						9,834
GL MULTIMEDI@ SA	1,075						1,075
GL TRADE BV	2,632						2,632
GL TRADE JAPAN KK	4,306						4,306
GLESIA	9,464						9,464
GL SETTLE Ltd	2,173			5,405			7,578
GL TRADE SYSTEMS Ltd HK	8,285						8,285
UBITRADE SA		13,750	4,533				18,283
GL SETTLE Inc.			2,302				2,302
EMOS SYSTEMS SAS		4,165					4,165
GL TRADE OVERSEAS Inc.	8,060						8,060
FNX CORPORATION Ltd			25,954				25,954
INFOTEC SA					18,041		18,041
DECISION SOFTWARE Inc.						7,977	7,977

Total	45,829	21,142	32,789	5,405	18,041	7,977	131,183

Allocation of goodwill to Cash-Generating Units in 2006

€ ‘000s	Trading Solutions	Post Trade Derivatives	Capital Markets Solutions	Post Trade Securities	Total
GL TRADE Ltd		3,534			3,534
GL TRADE Americas Inc.	10,741				10,741
GL MULTIMEDI@ SA	1,075				1,075
GL TRADE BV	2,632				2,632
GL TRADE JAPAN KK	4,306				4,306
GLESIA	7,924				7,924
GL SETTLE Ltd	2,173		5,405		7,578
GL TRADE SYSTEMS Ltd HK	8,285				8,285
UBITRADE		13,767		4,538	18,305
GL SETTLE Inc.			2,566		2,566
EMOS		4,406			4,406
GL Overseas	7,949				7,949

Total	45,085	21,707	7,971	4,538	79,301

Allocation of goodwill to Cash-Generating Units in 2005

€ ‘000s	Trading Solutions	Post Trade Derivatives	Capital Markets Solutions	Post Trade Securities	Total
GL TRADE Ltd		3,461			3,461
GL TRADE Americas Inc.	11,367				11,367
GL MULTIMEDI@ SA	1,074				1,074
GL TRADE BV	2,432				2,432
GL TRADE JAPAN KK	4,306				4,306
GLESIA	6,302				6,302
4D Trading	28				28
GL SETTLE Ltd	2,173		5,405		7,578
GL TRADE SYSTEMS Ltd HK	8,285				8,285
UBITRADE		14,054		4,685	18,739
GL SETTLE Inc (Oasis)			3,134		3,134

Total	35,967	17,515	8,539	4,685	66,706

Note 12 - Other intangible assets

Changes in 2005

€ ‘000s	12/31/2004	Increase	Decrease	Effect of currency translation	12/31/2005
Software	2,347	359	(781)	24	1,949
Software sold	4,792	0	(4,645)	0	147
Other intangible assets	0	7,129	0	0	7,129
Prepayments on intangible assets	0	258	0	0	258

Gross total	7,139	7,746	(5,426)	24	9,483

Software	(1,831)	(485)	771	(11)	(1,556)
Software sold	(4,789)	0	4,642	0	(147)
Other intangible assets	0	(3,350)	0	0	(3,350)
Prepayments on intangible assets	0	(113)	0	0	(113)

Total amortization	(6,620)	(3,948)	5,413	(11)	(5,166)

Net total	519	3,798	(13)	13	4,317

Software sold

In 2005 software sold includes a €4.3m reduction corresponding to the exclusion of the GL CLEARVISION software acquired August 1999 and now fully amortized. The version of this software that is now marketed has been entirely reworked over the last 5 years.

Other intangible assets

Other intangible assets consist of assets identified during additional analysis of the goodwill elements of the UBITRADE and DAVIDGE acquisitions.

For UBITRADE and DAVIDGE, the Group has placed a value of €3 million on “Technology” intangible assets of the two acquired companies, to be amortized over five years using the accelerated method (rate of future economic benefits), and of €540,000 for “Client portfolio” assets amortized over five years, which is the average renewal period of client contracts.

The charge to amortization for 2005 on technology and client portfolio assets was €1,450,000.

Lastly, €3,565,000 corresponds to the price supplement payable in 2006 by GL TRADE to former UBITRADE SA shareholders. This represents a client portfolio asset amortized over three years on the accelerated method (reflecting the rate of future economic benefits), the period for which the GL TRADE Group enjoys exclusive distribution rights on Fermat products. An amortization charge of €1.9 million was booked against this asset in 2005.

Changes in 2006

€ ‘000s	12/31/2005	Increase	Decrease	Effect of currency translation	12/31/2006
Software	1,949	454	(196)	(6)	2,201
Software sold	147	0	0	0	147
Other intangible assets	7,129	399	(3,572)	(43)	3,913
Intangible assets in progress	0	1,065	0	0	1,065
Prepayments on intangible assets	258	87	(113)	2	234

Gross total	9,483	2,005	(3,881)	(47)	7,560

Software	(1,556)	(467)	196	(1)	(1,828)
Software sold	(147)	0	0	0	(147)
Other intangible assets	(3,350)	(2,095)	3,000	14	(2,431)
Prepayments on intangible assets	(113)	0	113	0	0

Total amortization	(5,166)	(2,562)	3,309	13	(4,406)

Net total	4,317	(557)	(572)	(34)	3,154

Other intangible assets

For 2006 the increase of €399,000 over the year mainly represents the identification of the GL Settle Inc’s client list as a separate asset for €397,000. This asset will be amortized over 10 years. Amortization for 2006 was €95,000.

Amortization of other intangible assets resulting from the allocation of goodwill made in 2005 was €2,000,000 (including €1,100,000 for the Fermat distribution business).

Of the €3,572,000 reduction in this item, €3,565,000 related to the reclassification of Fermat assets classified as held for sale. The associated amortization was also reclassified, resulting in a €3,000,000 reduction.

Intangible assets in progress

Expenditures capitalized totaled €1,065,000. At 31 December 2006, with all projects under finalization, no amortization expense was recorded.

Changes in 2007

€ ‘000s	12/31/2006	Increase	Decrease	Effect of currency translation	12/31/2007
Software	2,201	2,725	(1,301)	(177)	3,448
Software sold	147	0	0	0	147
Other intangible assets	3,913	381	0	(77)	4,217
Intangible assets in progress	1,065	2,012	(373)	(38)	2,666
Projects in development	0	373	0	(11)	362
Prepayments on intangible assets	234	370	0	0	604

Gross total	7,560	5,861	(1,674)	(303)	11,444

Software	(1,828)	(2,722)	1,218	135	(3,197)
Software sold	(147)	0	0	0	(147)
Other intangible assets	(2,431)	(769)	0	48	(3,152)
Intangible assets in progress	0	(59)	0	1	(58)
Prepayments on intangible assets	0	0	0	0	0

Total amortization	(4,406)	(3,550)	1,218	184	(6,554)

Net total	3,154	2,311	(456)	(119)	4,890

The heading “Other intangible assets” consists of identified assets resulting from the additional analysis of goodwill from acquired companies. The €373,000 increase for the year corresponds to the identification of the client lists of companies in the EMOS Group. These assets will be amortized over six years. The amortization expense for 2007 amounted €160,000.

For 2007, amortization of other intangible assets resulting from the allocation of goodwill made in 2005 and 2006 amounted to €609,000. Such amortization concerns Client Lists and technologies on previously acquired companies, for which goodwill was allocated.

In accordance with IAS 38, the Group capitalized development expenditure on projects which met the six criteria set out in this standard. The expenditure capitalized totalled €2,012,000.

Over 2007, five projects were completed and put into production for €373,000. The related amortization amounted to €59,000.

At 31 December 2007, the Group booked €577,000 to prepayments intangible assets for the SAP project. It will go into production and be amortized over a five-year period starting from 1 January 2008.

Note 13 - Non-current financial assets

€ ‘000s	12/31/2004	Increase	Decrease	Effect of currency translation	12/31/2005
Investment	200	0	(1)	0	199
Receivables from related parties	280	0	0	0	280
Loans	30	45	(68)	0	7
Deposits and guarantees paid	1,835	603	(315)	21	2,144
Other receivables	577	0	(577)	0	0

Gross total	2,922	648	(961)	21	2,630

Provisions for impairments of receivables	(280)	0	0	0	(280)
Provisions on investments	(200)	0	0	0	(200)

Total provisions	(480)	0	0	0	(480)

Net total	2,442	648	(961)	21	2,150

€ ‘000s	12/31/2005	Increase	Decrease	Effect of currency translation	12/31/2006
Investment	199	0	(199)	0	0
Receivables from related parties	280	0	(280)	0	0
Loans	7	4	(2)	0	9
Deposits and guarantees paid	2,144	428	(162)	(61)	2,349
Other receivables	0	168	0	0	168

Gross total	2,630	600	(643)	(61)	2,526

Provisions for impairments of receivables	(280)	0	280	0	0
Provisions on investments	(200)	0	200	0	0

Total provisions	(480)	0	480	0	0

Net total	2,150	600	(163)	(61)	2,526

€ ‘000s	12/31/2006	Increase	Decrease	Effect of currency translation	12/31/2007
Investment	0	0	0	0	0
Receivables from related parties	0	0	0	0	0
Loans	9	1	(5)	0	5
Deposits and guarantees paid	2,349	796	(206)	(100)	2,839
Other receivables	168	205	(178)	0	195

Gross total	2,526	1,002	(389)	(100)	3,039

Provisions for impairments of receivables	0	0	0	0	0
Provisions on investments	0	0	0	0	0

Total provisions	0	0	0	0	0

Net total	2,526	1,002	(389)	(100)	3,039

Deposits and guaranties were made on leases entered into for offices rented by each company in the Group.

“Other receivables” are mainly comprised of the rates hedging contracts entered into in 2007 with Société Générale and Crédit Lyonnais, amounting to €141,000.

Note 14 - Deferred tax assets

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Property and equipment	92	104	142
Losses carried forward	102	350	374
Financial assets	0	0	0
Employee benefits	449	499	496
Provisions	63	(11)	(32)
Working capital items	903	612	531

Total	1,609	1,553	1,511

The deferred tax asset related to employee benefits is comprised of the taxes on employee profit sharing plans and bonuses paid to salaried staff working in the Group’s French subsidiaries.

Deferred tax credits on working capital items mainly concern prepaid income and provisions for personnel costs in foreign subsidiaries.

Note 15 - Trade and other receivables

Trade receivables

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Trade receivables	54,460	47,519	15%	68,945
Provisions for impairment on trade receivables	(411)	(340)	21%	(606)

Net	54,049	47,179	15%	68,339

The Group pays particular attention to collecting its trade receivables. The changes in this item at 31 December 2007 essentially reflect the early invoicing made as of December for the following period’s recurring revenue. The amount of trade receivables should also be seen in the perspective of the amount of deferred income.

The provisions for impairment of trade receivables at 31 December 2007, related to commercial claims or client deficiencies, remains below 1%. The acquisitions of FNX Group and INFOTEC had a negative impact on this provision of €89,000.

Other receivables

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Prepayments	1,785	2,082	(14)%	1,074
Tax receivables	3,258	5,075	(36)%	2,469
Other receivables	776	596	30%	797
Accrued expense	2,821	1,805	56%	3,066

Total other receivables	8,640	9,558	(10)%	7,406

Note 16 - Current financial assets

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Deposits & guarantees	438	1,139	(62)%	1,102
Total	438	1,139	(62)%	1,102

At 31 December 2007, deposits & guarantees are deposits and guaranties made to third parties with a maturity of less than one year.

At 31 December 2006, deposits & guarantees these are comprised of bonds investments with maturities of over three months.

Note 17 - Cash and cash equivalents

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Short term bank deposit	315	2,765	(89)%	6,174
Cash	23,039	34,064	(32)%	36,617

Total cash and cash equivalents	23,354	36,829	(37)%	42,791

Cash is invested in marketable securities, money market mutual funds or interest-earning accounts. These financial assets are recorded at their fair value on 31 December 2007, 2006 and 2005.

Note 18 - Assets held for sale

Ubitrade GmbH (fermat business) is presented as discontinued operations in 2006 and 2005.

During 2007 GL TRADE Group sold UBITRADE GmbH for €2,886,000. The company specialized in distributing FERMAT software and was essentially a line of business itself. The net capital gain on the sale operation amounted to €1,834,000. All assets and liabilities classified as held for sale at 31 December 2006 were FERMAT’s software distribution business.

Note 19 - Earnings per share

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Net income for the year (group share)	23,740	19,456	26,540
(A) Net income available to holders of ordinary shares	23,740	19,456	26,540
Opening number of ordinary shares in issue	9,601,221	9,577,441	9,531,275
Shares issued (cancelled) during the year	9,040	23,780	46,166
Shares treasury	(4,550)	0	0
(B) Closing number of ordinary shares	9,605,711	9,601,221	9,577,441
Effect of options to issue	46,762	37,089	49,177
(C) Potential total number of shares in issue	9,652,473	9,638,310	9,626,618
(A)/(B) Earnings per share before dilution	2.47	2.03	2.77
(A)/(C) Earnings per share after dilution	2.46	2.02	2.76

At its meeting of 10 March 2008, the Board of Directors noted the number of stock options that had been exercised prior to 31 December 2007. At this date, the company’s issued capital was €293,056 comprised of 9,610,261 fully paid up shares with a nominal value of €0.03.

Note 20 - Non-current financial liabilities

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Bank borrowings	17,700	10,123	75%	9,000
Other borrowings	0	0	N/A	11
Financial debts from option to buy out minority interests	9,909	5,722	73%	971

Total	27,609	15,845	74%	9,982

A €15 million 5-year loan was contracted in June 2004 to help finance GL TRADE’s repurchase of 8% of its own shares. This is a variable rate loan based on 3-month Euribor. €1.5 million falls due in between 1 and 5 years.

A second €7 million 5-year loan was contracted out in September 2006 to help finance the acquisition of Nyfix Overseas Inc. This is a variable rate loan based on 3-month Euribor. €4.2 million falls due in between 1 and 5 years.

Two other 5-year loans of €7.5 million each were contracted out in February and March 2007 to help finance the acquisition of FNX group. They are variable- rate loans based on 3-month Euribor plus 0.2% annually and 3-month Euribor plus 0.3%. €12 million of the loans have maturities ranging between 1 and 5 years.

The GL TRADE Group has recorded as a financial debt its undertaking to buy out shares held by a minority shareholder in its Italian subsidiary GLESIA, in accordance with IAS 32 para. 23 and AG 29. The value of the debt thus recorded in 2007 is €7,322,000. This debt has been valued at the price of exercising the option, which is determined by contractually defined criteria and corresponds to the discounted fair value of the minority stake in GLESIA.

The GL TRADE Group has recorded as a financial debt its undertaking to buy out shares held by minority shareholders in the INFOTEC Group, in accordance with IAS 32 para. 23 and AG 29. The value of the debt thus recorded in 2007 is €2,587,000. This debt has been valued at the option’s exercise price, which is determined by contractually defined criteria and corresponds to the discounted fair value of the minority stake in INFOTEC.

Valuation assumptions were reviewed at 31 December 2007. Changes in the value of the engagement were accounted for by an adjustment to goodwill.

Note 21 - Deferred tax liabilities

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Intangible assets	1,419	912	1,342
Employee benefits	30	138	80
Provisions	1,092	60	44
Other	266	205	261

Total	2,807	1,315	1,727

Deferred tax liabilities on intangible assets are comprised of €1,022,000 from capitalization of R&D costs and €387,000 from the allocation of goodwill.

€708,000 of deferred tax liabilities on provisions relates to the tax impact on reversals of intra-Group provisions at INFOTEC.

Note 22 - Retirement benefits obligations

Changes in net retirement benefit liabilities were a follows:

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Opening actuarial liability	830	643	480
Opening fair value of plan assets	(780)	(600)	(263)

Opening net liability	50	43	217
Cost for the year	106	76	75
Contribution for the year	0	(156)	(330)
Actuarial (gain)/loss	(137)	87	81

Closing net liability	19	50	43

Charge for the year	106	76	75

Costs recognized for the year was as follows:

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Current service cost	91	71	63
Financial costs	41	29	22
Return on plan assets	(26)	(24)	(10)

Charge for the year	106	76	75

At 31 December 2007, the total liability was €825,000.

The assessment of retirement benefit liabilities was carried out by an independent actuary using the projected unit credit method in accordance with IAS 19.

Each period of service gives rise to an additional unit of rights to benefits. These are allocated as a function of periods of service according to the benefits formula defined in the SYNTEC collective employment agreement.

Retirement benefit liabilities were calculated using a discount rate of 5.25%, inflation of 2%, an average increase in employee salaries of 2.5%, and a retirement age of 65 for managerial and non-managerial employees.

The Group’s French subsidiaries have each taken out an insurance policy with a well know insurance company to cover their retirement benefit liabilities.

Retirement assets are invested in a fund guaranteeing virtually all euro-denominated commitments of the collective retirement contracts managed by the insurance company. The fund is two-thirds invested in bonds, with some 17% in equities and 10% in property assets. In 2007, the gross yield on the underlying assets was 5.1%.

GL TRADE SA has applied the amended version of IAS 19. In accordance with this standard, the effects of changes in actuarial assumptions were recorded as shareholders’ equity for a total of (€137,000).

Employees of newly acquired US companies do not have a defined benefit retirement plan, so the inclusion thereof in the scope of consolidation had no impact on retirement benefit liabilities at 31 December 2007.

The Group did not subscribe to any mutual or multi-employer retirement benefit plans.

At 31 December 2006, the total liability was €830,000. Retirement benefit liabilities were calculated using a discount rate of 4.50%, inflation of 2%, an average increase in employee numbers of 2%, and a retirement age of 65 for managerial and 60 for non-managerial employees. GL TRADE SA has applied the amended version of IAS 19. In accordance with this standard, the effects of changes in actuarial assumptions were recorded as shareholders’ equity for a total of €87,000.

At 31 December 2005, the total liability was €643,000. The assessment of retirement benefit liabilities was calculated using a discount rate of 4.25%, an inflation rate of 2%, and an average rate of growth in the number of employees of 2% and a retirement age of 65 for executives and 60 for non executives. GL TRADE SA has applied the amended version of IAS 19. In accordance with this standard, the effects of changes in actuarial assumptions were recorded as shareholders’ equity for a total of €82,000.

Note 23 - Other non-current liabilities

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Other non-current liabilities	2,899	0	N/A	1,378
Total	2,899	0	N/A	1,378

Other non-current liabilities in 2007

The Group recognized as other non current liabilities the debts to former shareholders of newly acquired companies. The earn-out supplement is conditional upon the realization of revenue targets and if applicable margin targets one or two years out, as defined contractually in the acquisition agreements.

The present value of discounted debt to be paid to former shareholders of FNX Group is €1,607,000 and will be due and payable in 2009.

The present value of discounted debt in connection with DECISION SOFTWARE Inc. is €1,292,000, due and payable in 2009.

The debt is revalued at each balance sheet date, and the impact of discounting to present value is recognized as financial income (loss).

Other non-current liabilities in 2005

Other non-current liabilities includes €1,230,000 relating to GL TRADE SA’s undertaking to certain employees of the UBITRADE Group to buy back share options granted prior to the acquisition, as part of the allocation program of 4 December 2003. This liability expires in December 2007.

Note 24 - Current financial liabilities

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Borrowings	18,688	6,216	201%	3,193
Financial debt on option to buy out minority interests	0	924	100%	4,893
Other borrowings	4,309	241	1,688%	238

Total	22,997	7,381	212%	8,324

Current financial liabilities in 2007

The €18,688,000 in borrowings represents payments due in less than one year for loans from CALYON, Société Générale and HSBC (see Note 20) and includes €11 million in credit lines contracted with Société Générale and HSBC in February 2007.

Other borrowings include mainly a €4,029,000 loan contracted with the parent company, EURONEXT PARIS.

Current financial liabilities in 2006

The €6,216,000 in borrowings represents payments on the CALYON loan which fall due in less than one year.

Other borrowings mainly cover deposits received on GL multimedi@ decoders.

The Group recorded as a financial liability for the year the total of preferred dividends allowed for in the shareholders’ agreement and payable to the minority shareholders of GLESIA. This liability was offset through an adjustment to goodwill.

Current financial liabilities in 2005

In 2005, €3 million of the borrowings corresponded to the CALYON loan which falls due in less than one year. Other borrowings cover mainly deposits received on GL multimedi@ decoders.

In 2005, the Group recorded as a financial debt its undertaking to buy out the shares of the minority shareholder in its Italian subsidiary, GLESIA, in accordance with IAS 32. At 31 December 2005, this liability was recorded as a debt of €4,893,000. This debt has been assessed at the exercise price of the option, which is determined by criteria set out in the shareholders’ agreement, and corresponds to the fair value of the minority stake in GLESIA Any subsequent change in the value of this undertaking is recorded through an adjustment to goodwill (other than for discounting effects).

Note 25 - Derivative instruments relating to the management of interest rates risks

The risk management policy at Group consists of protecting its income against rapid and significant changes in interest rates.

For this purpose, the Group has used conditional interest rate derivatives (CAPS).

The portfolio of derivative instruments at 31 December 2007 for hedging euro-denominated debt, is broken down in the table below:

€000s	At 31 December 2007
Contract date	Beginning of hedge	End of hedge	Notional amount	Premium amount	Base rate	Period	Guarantied	Fair value at 12/31/2007	Impact on income
02/15/2007	02/15/2007	02/15/2012	15,000	88	3-month Euribor	02/15/2007 to 02/05/2012	4.25%	116	28
07/27/2007	08/31/2007	08/29/2008	5,600	25	12-month Euribor	08/31/2007 to 08/31/2009	4.70%	7	(7)
					3-month Euribor	08/31/2009 to 08/31/2011	4.50%	11
07/27/2007	09/24/2007	06/24/2009	5,250	10	3-month Euribor	09/24/2007 to 06/24/2009	4.50%	7	(3)

Although the Group is in the position of financially hedging against risks, it has opted not to apply hedge accounting as defined in IAS 39, but rather to recognize all derivative instruments used at fair value in the balance sheet, with changes in fair value recorded in the income statement.

Note 26 - Trade payables and other debts

Trade creditors

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Trade payables	16,808	11,096	51%	12,002

The impact on “Trade payables” of additions of acquired entities to the scope of consolidation in 2007 amounted to €2,728,000.

Other debts

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Current tax liabilities	2,669	2,704	(1)%	2,798
Advances and deposits received	6,086	4,443	37%	4,187
Social security contributions	17,475	16,261	6%	12,493
Tax debts	6,953	7,692	(10)%	8,958
Other debts	3,770	3,596	5%	5,192

Total	36,953	34,697	6%	33,628

The heading “Other debts” is made up mainly of the following:

In 2007

•	the price supplement for the GL TRADE OVERSEAS Inc. shares, valued at US$2,714,000 (€1,844,000) at 31 December 2007.

•

the part of the price supplement due in less than one year for the shares of Decision Software valued at US$600,000 (€488,000) at 31 December 2007, which corresponds to the amount left as a guaranty deposit by former shareholders.

In 2006

•	The “Other debts” caption includes the value of the undertaking by GL TRADE SA to buy back stock options held by Ubitrade employees for a total of €1,230,000. This payment fell due in December 2007.

•	It also includes the sum due to the minority shareholder in GL TRADE Americas Inc, for the acquisition of his remaining 2.5% stake (€602,000). This debt was extinguished in January 2007.

In 2005

•	The “Other debts” caption includes the amount of the price supplement (€3,565,000) due to former UBITRADE shareholders for the Fermat business. This debt was paid in the first half of 2006.

Note 27 - Provisions (current)

Provisions for contingencies recorded at 31 December 2007 related to employee litigations in progress at this date.

€ ‘000s	12/31/2004	Provisions	Reversals		12/31/2005
			Used	unused
Provisions	534	498	173	103	756
Total	534	498	173	103	756

€ ‘000s	12/31/2005	Provisions	Reversals		12/31/2006
			Used	unused
Provisions for contingencies	756	230	312	79	595
Total	756	230	312	79	595

€ ‘000s	12/31/2006	Provisions	Reversals		12/31/2007
Provisions for contingencies	595	379	49	289	636
Total	595	379	49	289	636

Outstanding litigations

In September 2005, US company Trading Technologies (TT) confirmed its claim against GL TRADE SA and GL TRADE Americas Inc before the Illinois Court, accusing the companies of having included in their software elements that TT claims were protected by its patents in the USA. This claim follows a dozen others claims launched against some of its competitors and clients.

To date, the plaintiff’s demands are not quantified. GL TRADE SA, created several years before TT, believes that it has substantial prior art that would be an important point in its defense. Considering this, no provision was made against this claim at 31 December 2007.

The provision made in 2007 for legal fees in connection with this dispute amounted to €1,600,000.

To the best of the Group’s knowledge, there is no other unprovisioned claim or exceptional event that could have an impact on the Group’s financial position.

Note 28 - Other current liabilities

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Deferred revenue	57,967	60,821	(5)%	80,103
Total	57,967	60,821	(5)%	80,103

Deferred revenue arises as a result of the billing model for software contracts, which is generally paid for in advance for a 12-month period.

Note 29 - Liabilities classified as held for sale

Liabilities classified as held for sale at 31 December 2006 included solely the liabilities of Ubitrade GmbH, the sale of which was completed on 1 January 2007.

Note 30 - Reporting segment

Product type is the primary segmentation used. The Group’s historical Front Office product line was expanded by the Back Office products of GL SETTLE in 2003 and then by Ubitrade’s products in 2004. The Group has organized itself into Business Lines for the purpose of marketing its products, each of which has its own inherent profitability and specific risks.

The Group’s financial reporting system is organized in such a way as to monitor the accounts of each business line. The 2007 budget has been prepared using the same basis, and Quarterly Business Line budget reporting is performed to ensure that profitability can be monitored in each area.

This structure was introduced over the course of 2005, the year in which the businesses acquired had their most significant effect on the Group’s accounts.

Geographical segmentation is the secondary segmentation used.

The Group has created Business Units which are responsible for action plans to implement locally the Group’s global strategy. They adapt the plans to suit the potential and the technical, regulatory and cultural specificities of each market. Each has its own inherent profitability and specific risks.

In 2007, the Information Services Business Line was created subsequent to the acquisition of the INFOTEC Group.

Data for DECISION SOFTWARE, acquired late 2007, are presented separately because the company was in the process of consolidation into the Group at 31 December 2007.

Information recorded in the income statement

€ ‘000s	Trading Solutions/Client Connectivity			Post Trade Derivatives			Post Trade Securities			Capital Markets Solution
	2007	2006	2005	2007	2006	2005	2007	2006	2005	2007	2006	2005
Information recorded in the income statement
Revenue	144,360	137,573	138,596	27,499	20,623	13,914	7,749	6,601	7,420	16,489	7,822	4,440
Depreciation and amortization (excluding intangible assets from acquisitions)	3,080	3,296	3,516	420	185	289	95	256	379	392	21	95
Operating income (before amortization of intangible assets resulting from the acquisition method)	27,122	23,672	22,887	8,168	5,547	2,297	1,655	162	(91)	1,393	1,277	912
Amortization of intangible assets resulting from the acquisition method	53	89	133	490	545	988	0	95	0	226	266	329
Operating income	27,069	23,583	22,754	7,678	5,002	1,309	1,655	67	91	(1619)	1,011	583
Impairment	0
Share of results from equity consolidated companies	0		739	0			0			0
Information recorded on the balance sheet
Goodwill and intangible assets from acquisitions	48,396	46,222	36,509	22,105	22,731	19,079	3,782	5,713	8,600	35,754	7,790	5,162
Net property and equipment	5,370	5,198	4,857	607	573	465	233	256	307	535	220	99
Employee benefit liabilities	19	47	30	0	2	10	0	0
Other non-current assets	2,410	2,157	0	205	111		151	145		256	112
Other non-current liabilities	0		148			922				1,607		308
Assets held for sale	0			0			0	0	0	0	0	0
Liabilities held for sale	0			0			0			0
Other current assets	63,167	72,238	92,349	12,970	14,027	13,461	3,497	2,662	1,185	6,141	5,779	3,283
Other current liabilities	89,413	89,337	104,860	11,783	11,239	12,844	4,368	3,315	3,794	5,604	3,319	2,643
Information recorded on the cash flow statement
Acquisition of property and equipment and intangible assets	5,112	4,178	3,423	496	650	336	753	272	155	346	282	84
Acquisition of financial assets	1,181	463	639	82	45	62	0	7		20	11	6
Acquisition of subsidiaries	0	8,603			4,500		0		4,340	24,455

€ ‘000s	Information Services	DECISION SOFTWARE	Discontinued operations			Unallocated holding			Total
	2007	2007	2007	2006	2005	2007	2006	2005	2007	2006	2005
Information recorded in the income statement
Revenue	6,850	305		12,215	14,858	0	0	0	203,252	184,834	179,228
Depreciation and amortization (excluding intangible assets from acquisitions)	159	4		22	16				4,150	3,779	4,295
Operating income (before amortization of intangible assets resulting from the acquisition method)	(209)	41		2,213	4,383	0	0	0	35,384	32,870	30,570
Amortization of intangible assets resulting from the acquisition method	0	0		1,100	1,900				769	2,095	3,350
Operating income	(209)	41	0	1,113	2,483	0	0	0	34,615	30,775	27,220
Impairment									0
Share of results from equity consolidated companies									0		739
Information recorded on the balance sheet
Goodwill and intangible assets from acquisitions	18,058	7,978			1,673				136,073	82,456	71,023
Net property and equipment	25	1			62				6,771	6,247	5,790
Employee benefit liabilities	0	0	0			0			19	50	43
Other non-current assets	10	7							3,039	2,526
Other non-current liabilities		1,292	0			0			2,899	0	1,378
Assets held for sale	0	0	0	5,258		0		385	0	5,258	385
Liabilities held for sale	0	0	0	3,391		0			0	3,391
Other current assets	315	819			9,778				86,909	94,705	120,056
Other current liabilities	239	956			2,348				112,362	107,209	126,489
Information recorded on the cash flow statement
Acquisition of property and equipment and intangible assets	20	0	0	17	57	0	0	0	6,726	5,400	4,055
Acquisition of financial assets	0	0	0	0	3	0	0	0	1,283	527	710
Acquisition of subsidiaries	14,329	5,716		(472)	3,565				44,500	12,631	7,905

Secondary segment analysis: by region

€ ‘000	France		EMEA		UK		US		Asia		FERMAT		Unallocated holding			Total
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2005	2007	2006
Revenue	40,099	40,443	55,067	47,943	45,295	35,777	31,702	23,872	31,089	24,584	0	12,215				203,252	184,834
Acquisition of tangible assets	1,331	1,708	758	433	277	765	853	598	910	354	0					4,129	3,860
Acquisition of intangible assets	1,889	1,271	19	64	586	204	99	0	4	1						2,598	1,540
Total assets	54,614	65,044	51,609	36,323	32,825	39,327	67,634	24,518	27,718	28,994					385	234,401	194,205

From 2006, the breakdown by geography is prepared based upon the country location of the GL TRADE subsidiaries which sold software to the client. However, until 2005, the breakdown by geography was prepared based upon the country/region where the software has been installed (the client site).

Secondary segment analysis: by region

€ ‘000s	Paris Continental Europe		London North Europe		Americas		Asia Pacific		Unallocated holding		Total
	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005
Revenue	101.185	99.948	33.957	38.493	23.896	18.961	25.797	21.826			184.834	179.228
Acquisition of tangible fixed assets	2.094	2.104	814	402	598	339	354	807			3.860	3.652
Acquisition of intangible fixed assets	1.328	188	211	152	0	2	1	61			1.540	403

Total assets	95.103	113.065	45.590	27.787	24.518	29.124	28.994	30.553		385	194.206	200.914

Note 31 - Related party information

Related party information in 2007

At 31 December 2007, GL TRADE SA was 55.2% owned by Holding Financière Montmartre, in which Euronext Paris holds a 57.77% stake. Euronext Paris also directly owned a 8.2% stake in GL TRADE SA. The GL TRADE sub-group is fully consolidated by the Euronext Group.

GL TRADE Group’s ultimate parent company is NYSE EURONEXT, 11 Wall Street New York, New York 10005.

The founders and current directors of GL TRADE, Messrs GATIGNOL, LAURENT and MORIN, own 42.23% of Holding Financière Montmartre.

Mr. Yassine BRAHIM was appointed CEO of the Group on 1 July 2007.

GL TRADE Group: Related parties transactions

€ ‘000s	2007				2006				2005
	EXPENSE	Revenue	Borrowings	LOANS	EXPENSE	Revenue	Borrowings	Loans	EXPENSE	Revenue	Borrowings	Loans
Directors (1)									None	None	None	None
Euronext Group (2) (3)	811	232		4,026	882	226			995	236	None	None
Holding Financière Montmartre	3	12		3					18	9	None	None
Logic Invest					5				20	40	280	None

Total	814	244	0	4,029	887	226			1,033	285	280	0

(1)	Excluding salary and director’s compensation
(2)	Revenue and expense: resulting from services provided as part of the normal business activities of the two entities.
(3)	Borrowings: a short-term (1 yr.) credit line for €10million taken out in November 2007, with which GL TRADE can make drawdowns and repayments at its convenience. The terms and conditions of this credit line are comparable to those of the recent borrowings GL TRADE has contracted with its bankers.

The founder-directors received gross annual compensation during 2007 of €228,000 with regard to their employment and €184,000 as directors. They do not benefit from any agreed severance bonuses.

Only Mr. GATIGNOL has an Article 83 retirement plan, to which an annual contribution of €5,000 is made, and Mr. Yassine BRAHIM has a supplementary retirement benefit plan of €30,000.

For 2007, Yassine BRAHIM received gross annual compensation including benefits in kind of €344,000, of which €98,000 as a variable portion. He does not benefit from any agreed severance bonus.

Total gross compensation paid to the members of the Group’s Managing Board increased by €3,407,000 in 2007. This figure does not include share options allocated to them.

At 31 December 2007, Messrs GATIGNOL and BRAHIM each held 5,000 share options.

Transactions between GL TRADE SA and its subsidiaries, which are related parties, are eliminated on consolidation and do not therefore feature in this report.

Related party information in 2006

At 31 December 2006, GL TRADE SA was 55.2% owned by Holding Financière Montmartre, in which Euronext Paris holds a 55.76% stake. Euronext Paris also directly owned a 9.3% stake in GL TRADE SA. The GL TRADE sub-group is fully consolidated by the Euronext Group.

The Euronext Group’s parent company is Euronext NV.

The founders and current directors of GL TRADE, Messrs Gatignol, Laurent and Morin, own 44.24% of Holding Financière Montmartre.

Related party information in 2005

At 31 December 2005, Holding Financière Montmartre held a 55.3% stake in GL TRADE SA. Euronext Paris owned a 54% stake in Holding Financière Montmartre and also owned directly a 9.9% stake in GL TRADE SA. The GL TRADE sub-group is fully consolidated by the Euronext Group.

The ultimate parent company is Euronext NV, Beursplein 5, 1012 JW Amsterdam, Holland.

The founders and directors of GL TRADE, Messrs Gatignol, Laurent and Morin, own 46% of Holding Financière Montmartre.

GL TRADE owns a 19% stake in Logic Invest. This entity is not consolidated.

Note 32 - Acquisitions impacts

Acquisitions impacts in 2007

€ ‘000s	FNX Group	INFOTEC Group	DECISION SOFTWARE	Total 12/31/2007
Property and equipment	338	249	0	587
Intangible assets	29	16	0	45
Financial assets	212	69	7	288
Deferred tax assets	0	263	0	263
Other receivables	3,197	974	468	4,639
Provision	(85)	(4)	0	(89)
Cash and cash equivalents	97	502	846	1,445

Total	3,788	2,069	1,321	7,178

Minority interests	0	0	0	0
Employee benefits	0	0	0	0
Deferred tax liabilities	0	0	0	0
Non-current financial liabilities	0	0	0	0
Provision	0	0	0	0
Other debts	(6,440)	(2,718)	(1,475)	(10,633)

Total	(6,440)	(2,718)	(1,475)	(10,633)

Fair value of assets required	(2,652)	(649)	(154)	(3,455)
Conversion difference	7	(52)	(1)	(46)
Goodwill	27,197	15,532	6,717	49,446

Total	24,552	14,831	6,562	45,945

Financing
Current financial liabilities	15,000	0	0	15,000
Cash and cash equivalents	9,522	14,779	6,532	30,833
Acquisition costs	245	52	30	327
Currency effects	(215)	0	0	(215)

Total	24,552	14,831	6,562	45,945

Net cash
Cash acquired with subsidiary	(97)	(502)	(846)	(1,445)
Price paid	24,552	14,831	6,562	45,945

Net cash impact	24,455	14,329	5,716	44,500

The cash flows relating to acquisitions of subsidiaries amounted to €45,420,000 in 2007.

The difference between the net cash caused by acquisitions (€44.5 million) and the cash flow from investing activities is related to:

•	the buy-back of minority interests in UBITRADE SA (€1,228,000) upon their exercise of stock options in December 2007.

•	the closing of the Put Option on GL TRADE Americas (€657,000).

•	the payment by a former shareholder of GL OVERSEAS of the price adjustment as determined on the basis of “working capital” calculated in 2007 for €965,000.

GL TRADE HOLDINGS Inc. acquired all the share capital of FNX CORPORATION Ltd on 1 March 2007. The acquisition was financed by two loans of €7,500,000 each. Since the acquisition, companies in the FNX Group have contributed to the Group’s income and revenue in the respective amounts of (€1,282,000) and €9,716,000. Total revenue of the FNX Group for full-year 2007 amounted to €11,572,000 (unaudited information).

GL TRADE SA acquired 90% of the share capital of INFOTEC SA. The contribution of the acquired INFOTEC companies to the Group’s income amounted to (€248,000) since their acquisition in July 2007, and the contribution to revenue was €6,851,000. Total Infotec group’s 2007 revenue amounted to €13,259,000 (unaudited information).

GL TRADE HOLDINGS Inc. acquired all the share capital of DECISION SOFTWARE Inc. in November 2007. Contributions to the group’s net income and revenue amounted €26,000 and €305,000 respectively. DECISION SOFTWARE Inc.’s full-year 2007 Revenue amounted to €3,230,000 (unaudited information).

Acquisitions impacts in 2006

€ ‘000s	GL Overseas	Emos SA	Total 12/31/2006
Property and equipment	189	25	214
Intangible assets	69	12	81
Financial assets	0	0	0
Deferred tax assets	0	0	0
Other receivables	2,536	430	2,966
Cash and cash equivalents	140	329	469

Total	2,934	796	3,730

Minority interests	0	0	0
Employee benefits	0	0	0
Deferred tax liabilities	0	0	0
Non-current financial liabilities	0	0	0
Provision	0	0	0
Other debts	(3,987)	(477)	(4,464)

Total	(3,987)	(477)	(4,464)

Fair value of assets required	(1,053)	319	(734)
Conversion difference	0	0	0
Goodwill	8,168	4,510	12,678

Total	7,115	4,829	11,944

Financing
Current financial liabilities	0	0	0
Cash and cash equivalents	7,053	4,801	11,854
Acquisition costs	62	28	90
Currency effects	0	0	0

Total	7,115	4,829	11,944

Net cash
Cash acquired with subsidiary	(140)	(329)	(469)
Price paid	7,115	4,829	11,944

Net cash impact	6,975	4,500	11,475

The cash flows relating to acquisitions of subsidiaries totalled €16.2 million in 2006. The difference in net cash caused by acquisitions (minus €11.5 million) as mentioned above was due mainly to:

•	the price supplement relating to Ubitrade’s Fermat business (€3 million);

•	the completion of the Put Option on GL TRADE Americas (€0.7 million);

•	the price supplement on minority interests in Glesia (€0.7 million).

GL TRADE Holdings Inc acquired all shares in Nyfix Overseas Inc (renamed GL Overseas Inc) in August 2006. This acquisition was financed by a €7 million loan. Since its acquisition GL Overseas Inc’s contribution in revenue and net loss is respectively €1,648,000 and €634,000.

GL TRADE SA has acquired 100% of the shares in Emos SAS. Since its acquisition, Emos’ contribution in revenue and net income is respectively €670,000 and €75,000.

Acquisitions impacts in 2005

€ ‘000s	Oasis	GLESIA sale option	GL TRADE Americas sale option	Total 12/31/2005
Property and equipment	10			10
Intangible assets	0			0
Financial assets	53			53
Deferred tax assets	242			242
Other current assets	588			588
Cash and cash equivalents	318			318

Total	1,211	0	0	1,211

Minority interests		775	442	1,217
Employee benefits				0
Deferred tax liabilities				0
Non-current financial liabilities				0
Provision				0
Other debts	(958)	0	0	(958)

Total	(958)	775	442	259

Fair value of assets required	253	775	442	1,470
Conversion difference	43	0	0	43
Goodwill	3,091	5,982	544	9,617

Total	3,387	6,757	986	11,130

Financing
Current financial liabilities	0	4,893	971	5,864
Cash and cash equivalents	3,344	0	0	3,344
Dividends paid to minority shareholders	0	1864	64	1,928
Currency effects	43	0	(49)	(6)

Total	3,387	6,757	986	11,130

Cash acquired with subsidiary	(318)	0	0	(318)
Price paid	3,344	0	0	3,344

Net cash impact	3,026	0	0	3,026

Items from the financial statements were determined at the date of acquisition of the various entities.

GL TRADE SA, through its GL TRADE Holding company, acquired 100% of the capital in OASIS. The contribution to group net income from OASIS, since its acquisition in July 2005, was €42,000.

In accordance with IAS 32, the Group has recorded as a financial liability its undertaking to buy out from minority shareholders in GLESIA the 49% of shares and voting rights that they own. The additional share of net income accruing to the group was €376,000 for 2005.

Similarly, the undertaking to buy out the 5% minority stake held in GL TRADE Americas Inc had an impact of €68,000 on group net income.

Note 33 - Commitments

Off balance sheet liabilities relating to ordinary business

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Endorsements, deposits and guaranties given(1)	1,055	1,111	746

(1)	Foreign currency deposits and guaranties are valued at the closing exchange rate. The bulk of this caption is the guaranty given by GL TRADE SA to the owner of the offices occupied by its British subsidiary GL TRADE Ltd.

Covenants

CALYON and Crédit Lyonnais borrowings

Under the two loan agreements with CALYON and CRÉDIT LYONNAIS for an initial total of €21 million, GL TRADE SA gave undertakings to these two companies that for the durations of the agreements and until full repayment of the amounts due:

•

it would not grant nor allow to be granted by one or more of its major subsidiaries any lien or real or personal guarantee against any present or future borrowing without the prior agreement of the majority of the Banks and without granting to these lenders at the same time the same lien or guarantee having the same ranking and covering repayment of all sums that might fall due under the loan agreement,

•	it would ensure that at the end of each financial year net consolidated debt shall be no more than:

•	1 times net shareholders’ equity;

•	2 times consolidated EBITDA.

Ebitda correspond to operating income plus amortization of acquisition costs, provisions (net of deferrals) relating to operating assets and to risks and charges, and to amortization expenses (net of deferrals), as recorded in the consolidated financial statements.

These undertakings were complied with at 31 December 2007, 2006 and 2005.

HSBC Borrowing

In guarantee for the borrowing from HSBC France to finance the acquisition of FNX Group, GL TRADE SA has pledged 30% of its shares in GL TRADE HOLDINGS Inc., as collateral against the loan principal of €13 million.

In addition, GL TRADE SA undertook to maintain the ratio of total gross medium- and long-term debt and restated lease commitments to shareholders’ equity at less than 1 to 1, and the ratio of total gross medium- and long-term debt and restated lease commitments to EBITDA at less than 3 to 1.

Shareholders’ Equity is comprised of the group’s shareholders’ equity, other shareholders’ equity, subscribed uncalled equity, subscribed and called equity not paid in, set-up fees, costs to spread over several years and bond redemption bonuses.

Medium- and long-term debts include convertible bonds, other bonds and bank borrowings with a maturity of at least 2 years.

Restated finances leases correspond to the net value of the goods leased.

EBITDA is earnings before interest, tax, depreciation and amortization.

The ratios were complied with at 31 December 2007.

Société Générale borrowing

Under the borrowing agreement contracted with Société Générale to finance the acquisition of the FNX Group, GL TRADE SA undertook that at each consolidated accounts approval date:

•	consolidated net liabilities to shareholders funds would be maintained at 1 to 1 or lower;

•	consolidated net financial debts to consolidated gross operating surplus would remain below 3.5 to 1;

•	consolidated net shareholders’ funds to consolidated balance sheet total would remain above 20%;

•	consolidated net cash would remain above €15million.

Consolidated net debt includes short-term, medium-term and long-term debts contracted with banks and other lenders not directly related to commercial businesses, less cash and cash equivalents and financial investments.

Consolidated net shareholders’ funds are all the registered capital and reserves entered on the liabilities side of the balance sheet.

Gross operating surplus is the sum of operating income, charges to depreciation and amortization expenses and rents expenses for building and equipments.

Net cash is the difference between cash and cash equivalents plus securities held for investment and bank overdrafts plus liabilities sold under the Dailly law or factoring.

These undertakings were complied with at 31 December 2007.

Early redemption of Crédit Lyonnais and CALYON loans GL TRADE may make early redemption of the entire amount of loans on each interest payment date by making payment to the banks of:

•	the outstanding principal due under the loan;

•	accrued interest on the loan;

•	the re-application indemnity due under the loan agreement;

•	all other sums due under the loan.

Contingent Liabilities

GLESIA

As part of SIA’s purchase of an equity stake in GLESIA, formerly GL TRADE Italia, on 1 January 2007, GL TRADE SA (51 % owner) and SIA (49% owner) renewed their agreement, for a three-year period, with the following main provisions:

•	SIA granted GLESIA non-exclusive distribution rights for its GAM and FINESTWAY products;

•	SIA provided GLESIA with all Facility Management and Help Desk services.

The General Meeting of Shareholders held in June 2007 for the 2006 financial year approved the payment of a €1,222,000 dividend, of which €857,000 in preferred dividends for minority shareholders of GLESIA. It was paid out in July 2007. Under the agreement, there are no further preferred dividends to be paid in the future.

Under the terms of the new agreement, SIA and GL TRADE SA agreed that if one of the parties decides to terminate the agreement, SIA will sell its shares in GLESIA and GL TRADE will be obliged to purchase them at a price determined as follows: (0.49 x EBIT x n - net financial liabilities), where n is 4.2 if GL TRADE SA terminates the contract and 2.5 if SIA terminates the contract. This undertaking has been recorded in the Group’s accounts under current financial liabilities.

NYFIX Overseas Inc.

Earn-out clause

The acquisition price for Nyfix Overseas Inc. will be increased by 1.5 times the difference between the full year’s revenue recognized by the GL TRADE Group from license, maintenance or service contracts for Nyfx Overseas Inc.’s OBMS software between the acquisition date and 31 December 2007 and seven million five hundred thousand US dollars (US$7,500,000). The price supplement is capped at six million US dollars (US$6,000,000).

A price supplement of US$2,714,000 was recognized at 31 December 2007, as due and payable on 31 March 2008.

FNX Group

Earn-out clause

The acquisition price for FNX will be increased by an amount determined based on 2007 revenue and backlog and 2008 capital market activities revenue.

Such price supplement was capped at US $5million at end 2007. On the basis of the results of the FNX business, no price supplement was due for that period.

The price supplement is capped at US $4million at end 2008, payable in the second quarter of 2009. At 31 December 2007, a liability of US$2,500,000 (€1,698,000) was recognized in connection therewith (excluding effects of discount unwinding). Discounted to present value, the liability amounted to €1,607,000 at 31 December 2007.

FERMAT

Earn-out clause

The disposal price set in the sale agreement for the FERMAT distribution business will be increased by 10% of the amount of services rendered by the FERMAT Group in Germany and Austria in 2007, or for its existing clients at the date of discontinuation of the business, capped at €500,000. If applicable, FERMAT will pay any supplement due to the Group in the first half of 2008.

A balance of €250,000 on the initial price is also due by FERMAT in the first quarter of 2009.

INFOTEC group

Put Option Clause

On 1 July 2007, GL TRADE SA acquired more than 90% of the shares of the Swiss company INFOTEC SA. Each minority shareholder undertook to sell its shares on the terms set out below, and GL TRADE SA likewise undertook to buy the INFOTEC SA shares held by minorities in 2009.

The share disposal price depends on the revenue growth of the Infotec business for 2007 and 2008 periods, and on EBIT margin for 2008.

The total purchase price for the shares cannot be in excess of CHF6 million and will be paid in the second quarter of 2009.

At 31 December 2007, this liability was recognized in the Group’s accounts for CHF4,500,000(€2,720,000) excluding discount effect. The amount of the liability discounted to present value was €2,588,000 at 31 December 2007.

The merger-absorption of INFOTEC SA by GL TRADE SUISSE SA, formerly GL TRADE SCHWEIZ AG, did not change the terms of the undertaking.

DECISION SOFTWARE Inc.

Earn-out clause

The acquisition price will be increased by an amount depending on revenue from new contract generated in 2008, and is capped at US$2 million.

At 31 December 2007, a liability was recognized amounting to US$2 million (€1,359,000) excluding discount effect. Discounted to present value, that liability was €1,292,000 at 31 December 2007. The definitive amount is due and payable in the first quarter of 2009.

To the best of the Group’s knowledge, there are no off-balance sheet undertakings other than those referred to herein.

Note 34 - Events occurring after the balance sheet date

•

UBITRADE SA was removed from the register of companies on 28 January 2008 subsequent to winding up without liquidation. GL TRADE SA assumed its assets and liabilities. The transaction was the result of legal, accounting and tax rationalization, with no effect on operations.

•

On 18 February 2008, the GL TRADE Group acquired a 30% stake in a French company, NEXFI. The Group has also become the exclusive and international partner for the distribution of the new generation of multi-instrument portfolio management software (PMS). Through this transaction, GL TRADE intends to develop synergies with existing Buy Side solutions and confirm its ambition to become a key partner in the international Buy Side community. NEXFI has been active in the French financial community for several years and has a substantial client base including French and international financial institutions. In 2007, NEXFI brought in US$3.4 million in revenue and currently employs thirty persons in Paris. This company will be consolidated according to the equity method.

•

On 1 October 2008, SunGard Data Systems Inc. a global leader in software and processing solutions for financial services, higher education and the public sector, completed its acquisition of a majority interest in GL TRADE. SunGard acquired from Euronext Paris S.A. and GL TRADE’s three founders, Messrs. Pierre Gatignol, Louis-Christophe Laurent and Frédéric Morin, together with entities controlled by them, 6,200,030 shares of GL TRADE, representing 64.51% of GL TRADE’s share capital, at a price of €41.70 per share. The transaction puts a value of €400.7 million on 100% of GL TRADE’s share capital (excluding the effect of outstanding stock options).

In accordance with the AMF General Regulation (“règlement général de l’AMF”), Paris-based Oddo Corporate Finance launched on SunGard’s behalf an all-cash tender offer under the simplified procedure (“offre publique d’achat simplifiée”) for the remainder of GL TRADE’s share capital at the same price of €41.70 per share. At 28 November 2008, SunGard owns approximately 99% of GL TRADE.

•	In connection with SunGard’s acquisition of GL Trade, the loan from the parent company, EURONEXT PARIS, was fully repaid.

Note 35 - Risk management

Financial instruments concern mainly the following:

•	Client receivables,

•	Cash,

•	Trade payables,

•	Financial liabilities.

At 31 December 2007, the GL TRADE Group held only derivative financial instruments used for managing interest rate risks. Initially, fair value is equivalent to the premium amount. Bank institutions provide updates on the value of theses instruments at the end of each quarter to enable the company to adjust the fair value of its financial assets.

Performance

“Trade receivables” at 31 December 2007 showed €54,460,000 versus €47,519,000 in 2006 and €68,945,000 in 2005, increasing by 14.61 % between 2006 and 2007, proportional to the increase in revenue over the same period. The revenue increase reflects the Group’s organic growth and acquisitions over FY 2007.

Impairment on uncertain trade receivables due to client insolvency was valued at €411,000 at 31 December 2007, compared to €340,000 in 2006 and €606,000 in 2005.

The GL TRADE Group does not engage in speculation, but makes only risk-free investments in financial instruments available for sale, recognized at fair value. They are money market mutual funds and short-term investments which generated net fair value of €775,000. At 31 December 2007, financial instruments available for sale amounted to €315,000 compared to €2,765,000 in 2006 and €6,174,000 in 2005.

At 31 December 2007, “Trade payables” amounted to €16,808,000 compared to €11,096,000 in 2006 and €12,002,000 in 2005. The €5,712,000 variation between 2006 and 2007 is related to new companies in the scope of consolidation (€2.7 million), a time lag payment to suppliers due to the implementation of SAP software in the Group’s two largest subsidiaries and of the early invoicing of certain trade creditors (€3 million).

Derivative financial instruments used by the Group for managing interest rate risks were recognised at fair value on the balance sheet under “Financial assets”. Subsequent changes in fair value are recognised directly in the income statement as financial costs. At 31 December 2007, the fair value of these financial instruments amounted to €141,000 (see Note 25).

Financial instruments are valued by the financial institutions which provided them to the Group.

Borrowings taken out in 2007 financed the acquisitions of the Group’s new subsidiaries. The total debt for this purpose amounts to €30,518,000. The direct impact on the year’s net income was a €1,690,000 increase in interest expense, up by €1,051,000 compared to 2006 and by €1,297,000 in 2005.

The various covenants (see Note 33) in connection with these loans were complied with at 31 December 2007.

Measuring risk on financial instruments

Credit risk

The Group’s clients are mainly financial institutions or stock brokers. At 10 March 2008, the Group is not directly affected by the subprime crisis and considers that its clients are credit worthy. The “in advance” payment terms for the Group’s subscribed services partly protect it from this risk.

The outstanding balance of “Trade receivables” at 31 December 2007 stood at €54,460,000 (see Note 15) and their overdue time is less than 120 days.

The Group follows its trade receivables with particular attention. Each subsidiary submits a monthly statement of customer receivables to the parent company, which reviews how long such payments have been overdue. This data is also reviewed on a quarterly basis by central management to assess which outstanding receivables are potentially at risk based on time overdue, and ensures that steps have been taken to cover such risk (collection action, provisions). Accounting impact is assessed based on the probability of risk on a case-by-case basis.

At 31 December 2007, “Impairment provisions” on trade receivables amounted to €411,000, or about 1% of outstanding trade receivables.

The impact on the income statement of so-called doubtful receivables at 31 December 2007 was as follows:

•	€34,000 for bad debts written off

•	€70,000 for provisions for impairment of trade receivables

•	€60,000 for reversals of provisions for impairment on trade receivables for a total impact of €44,000 on 2007 net income.

Liquidity risk

The invoicing terms implemented by the Group (payment in advance) for subscriptions to its services create a large cash reserve at the beginning of a period and generate structurally negative working capital. The recurring contract base at the beginning of a financial year (subscriptions and maintenance) accounts for approximately 80% of the Group’s annual revenue.

The Group entered into borrowings for €30,518,000 over the year to finance its acquisitions. The Group’s net debt amounts to €27,252,000 including €9,909,000 financial liabilities for undertakings to buy out GLESIA and INFOTEC shares, which excluding price supplements due for companies acquired.

The Group has not encountered any payment defaults, and has been able to honor its payable debts all through 2007 and previous financial years.

Detailed due dates for financial liabilities (see Note 20 & 24):

	<1 month	>1 mo. & <3 mos.	>3 mo. & <1 yr.	>1 yr. & <5 yrs.
Variable-rate borrowings		14,750	3,645	17,700
Accrued interests		220
Bank overdrafts		73
Financial debt on option to buy out GLESIA shares				7,322
Financial liabilities on option to buy out INFOTEC shares				2,587
Other borrowings and financial debts			4,309
Total non-derivative financial liabilities	0	15,043	7,954	27,609
Interest rates hedge				141
Total derivatives	0	0	0	141

At 31 December 2007, the Group showed net debt (including undertakings to purchase shares) of €27,252,000, broken down as follows;

•	Cash and cash equivalents:

€23,354,000 (see Note 17),

•	Current financial liabilities:

€22,997,000 (see Note 24),

•	Non-current financial liabilities:

€27,609,000 (see Note 20).

Market risk

This risk concerns:

Interest rates risk

The GL TRADE Group invests most of its available cash in short-term money market mutual funds or in interest-bearing accounts that are risk free and track market interest rates. As a result, GL TRADE is not exposed to significant interest rate risk on its investments.

The Group has debt with lending institutions for €41 million (see Notes 20 & 24). These loans are at variable rates based on 3-month and 12-month Euribor depending on the due date. Loans initially taken out with due dates over one year out are hedged by derivative instruments.

The sensitivity of financial charges to a 1% change in short-term interest rates is insignificant.

Exchange rate risks

Each GL TRADE subsidiary bills mainly in its own local currency, with Asian subsidiaries also billing clients in US dollars. The portion of revenue now generated by subsidiaries outside the euro zone amounted to 61% of the 2007 total, with 16% in the US, 20% in the UK, 16% in Asia and 9% in other countries.

In 2007, the impact of foreign exchange trends on revenue was negative and affected growth by 3%.

GL TRADE has limited the effect on margins by pursuing a policy of strict cost control and ensuring that costs are incurred in currency zones where they generate revenues. In addition to distribution costs, which are local in nature, development costs are increasingly being decentralized from the Group’s headquarters.

The Group does not use Forex hedging instruments to guarantee its cash flows.

The evaluation of consolidated net assets held in foreign currencies shows that the Group is exposed to a risk of €227,000, assuming a negative and uniform movement in the euro’s exchange rate of 1 euro centime compared to all of the currencies considered from its rate at 31 December 2007.

Translation differences from converting foreign business revenues and affecting the Group’s consolidated reserves at 31 December 2007 amounted to €7,113,000, an increase of €5,590,000 compared to 31 December 2006 and of €7,457,000 compared to 31 December 2005.

Price risk

The price risk is low due to the amount of financial assets exposed, and was negligible for both 2005 et 2006 for reasons involving the Group’s financial policy. Cash assets are invested in short-term money market mutual funds or placed in risk free interest bearing accounts.

Risk of hedge accounting

The GL TRADE Group is not exposed to hedge accounting risk because it has opted not to use hedge accounting for its derivative financial instruments.

Note 36 - Information on share capital management

The Group’s objectives in managing its own funds are to ensure:

•	the continuation of operations,

•	compliance with debt to equity ratio (gearing),

€ ‘000s	2007	2006	2005
Financial debt	40,697	16,580	12,442
Shareholders’ funds	65,706	57,553	52,970
Gearing	62%	29%	23%

•	adequate yield for shareholders.

€ ‘000s	2007	2006	2005
Dividends*	12,493	10,568	13,439
Net income	23,740	19,456	26,540
Pay-out ratio	53%	54%	51%

(*)	proposed to the forthcoming ordinary general meeting and subject to its approval

The Group has not set up any financial instruments which could impact its shareholders’ funds other than in stock options plans. The capital dilution effect as a result of stock options as calculated on 31 December 2007 works out to only 0.5%. Moreover, the Group has not implemented any capital increases over the past three financial years.